UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

CYNOSURE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

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Dear Fellow Stockholders:

I am pleased to invite you to join me, our board of directors and your fellow stockholders at the Annual Meeting of Stockholders of Cynosure, Inc., to be held on Thursday, May 14, 2015 at 11:00 a.m., local time, at the offices of WilmerHale, 60 State Street, Boston, Massachusetts 02109. The attached Notice of Annual Meeting of Stockholders and Proxy Statement will provide you with the information regarding the business to be conducted.

Our stockholders did not approve our executive compensation program at our 2014 annual meeting of stockholders. In response, we reached out to our largest stockholders, including 27 institutional investors representing approximately 70% of our outstanding shares as of September 30, 2014, to gain a better understanding of our stockholders’ views. As a part of this effort, our compensation and nominating and corporate governance committee chairpersons, along with our general counsel, spoke with institutional investors representing approximately 30% of our outstanding shares. We found these discussions extremely informative and valuable, and we are very appreciative of the time that our investors took to speak with us.

Following these discussions, and based upon a thorough review of our corporate governance and executive compensation practices, we have adopted changes, which are discussed beginning on page 24 of the Proxy Statement, to help address stockholder concerns and more closely align our corporate governance and executive compensation practices with best practices. Our board continues to explore ways in which our corporate governance and executive compensation practices can be improved, and we look forward to continued engagement with our stockholders on these matters.

Our board and management are keenly focused on the successful execution of our strategy, the delivery of long-term profitable growth and enhanced total shareholder return. Thank you for the trust that you have placed in Cynosure and for your investment in our business, and please carefully review the attached proxy materials and take the time to cast your vote.

Yours sincerely,

Michael R. Davin
Chief Executive Officer and
Chairman of the Board of Directors

Westford, Massachusetts

April 3, 2015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 14, 2015

The Annual Meeting of Stockholders of Cynosure, Inc. will be held on Thursday, May 14, 2015 at 11:00 a.m., local time, at the offices of WilmerHale, 60 State Street, Boston, Massachusetts 02109, to consider and act upon the following matters:

1.	To elect the two class I classified director nominees named in this proxy statement for the next three years;

2.	Hold an advisory vote on executive compensation;

3.	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

4.	Transact other business, if any, that may properly come before the Annual Meeting or any adjournment of the meeting.

Stockholders of record at the close of business on Monday, March 16, 2015 are entitled to receive this notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournment of the meeting.

By Order of the Board of Directors,

Peter C. Anastos
Senior Vice President, General Counsel and Corporate Secretary

Westford, Massachusetts

April 3, 2015

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY (1) OVER THE INTERNET, (2) BY TELEPHONE OR (3) BY MAIL. FOR SPECIFIC INSTRUCTIONS, PLEASE REFER TO THE QUESTIONS AND ANSWERS BEGINNING ON PAGE 5 OF THE PROXY STATEMENT AND THE INSTRUCTIONS ON THE PROXY CARD RELATING TO THE ANNUAL MEETING.

IF YOUR SHARES ARE HELD IN “STREET NAME” THROUGH A BANK, BROKER OR OTHER NOMINEE AND YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT OR OTHER VALID DOCUMENTATION REFLECTING YOUR STOCK OWNERSHIP IN CYNOSURE, INC. AS OF THE RECORD DATE.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements, within the meaning of the federal securities laws, about our business and prospects. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “plans,” “intends,” “expects,” “goals” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including, but not limited to, those described in Item 1A of Part I (Risk Factors) of our Annual Report on Form 10-K for 2014. The forward-looking statements speak only as of the date of this proxy statement and undue reliance should not be placed on these statements. We disclaim any obligation to update any forward-looking statements contained herein after the date of this proxy statement.

CYNOSURE, INC.

5 Carlisle Road

Westford, Massachusetts 01886

PROXY STATEMENT

For our 2015 Annual Meeting of Stockholders to be held on May 14, 2015

Cynosure, Inc. (often referred to as “we” or “us” in this document) is sending you this proxy statement in connection with the solicitation of proxies by our board of directors for use at our 2015 Annual Meeting of Stockholders, or the Annual Meeting, which will be held on Thursday, May 14, 2015 at 11:00 a.m. at the offices of WilmerHale, 60 State Street, Boston, Massachusetts 02109. You may obtain directions to the location of the Annual Meeting by contacting our investor relations department by telephone at (800) 886-2966 or by e-mail at investor@cynosure.com. If the Annual Meeting is adjourned for any reason, then the proxies may be used at any adjournment of the Annual Meeting.

On or about April 3, 2015, we are either mailing or providing notice and electronic delivery of these proxy materials together with an annual report, consisting of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other information required by the rules of the Securities and Exchange Commission.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

to be Held on May 14, 2015

This proxy statement and our 2014 Annual Report are available for viewing, printing and downloading at http://www.astproxyportal.com/ast/14460/.

You may request a copy of the materials relating to our Annual Meeting, including this proxy statement and form of proxy for our Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, at www.cynosure.com/proxy, or by contacting our investor relations department by telephone at (800) 886-2966 or by e-mail at investor@cynosure.com.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 as filed with the Securities and Exchange Commission, other than exhibits, will be furnished without charge to any stockholder upon written or oral request to:

Cynosure, Inc.

Attention: Investor Relations

5 Carlisle Road

Westford, Massachusetts 01886

Telephone: (800) 886-2966

PROXY STATEMENT HIGHLIGHTS

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider and you should read the entire proxy statement before voting. For more information on our 2014 financial and operating performance, please review our Annual Report on Form 10-K for the year ended December 31, 2014 that was filed with the U.S. Securities and Exchange Commission, or the SEC, on March 13, 2015.

Key Details Regarding 2015 Annual Meeting of Stockholders

Date:	May 14, 2015
Time:	11:00 a.m., local time
Place:	WilmerHale
60 State Street
Boston, Massachusetts 02109
Record Date:	March 16, 2015

Voting Matters and Board Recommendations

Proposal		Board Recommendation	Page Reference for More Information
Proposal 1:	Election of Two Class I Director Nominees	FOR	12
Proposal 2:	Advisory Vote on Executive Compensation	FOR	47
Proposal 3:	Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2015	FOR	49

Class I Director Nominees

Name	Age	Director Since	Principal Occupation	Independent Director	Committee Memberships
Thomas H. Robinson	56	2005	Partner, RobinsonButler	✓	Compensation Committee (Chairman)
Brian M. Barefoot	71	2011	Retired President of Babson College	✓	Audit Committee (Chairman) Compensation Committee

Corporate Governance and Executive Compensation Practices

We generally aim to implement corporate governance and executive compensation practices that are considered to be friendly to our stockholders. For example, we:

• Elected our lead director in 2014	• Eliminated automatic 5% salary increases for executive officers in 2013	• Enhanced our prohibition on hedging and pledging in our shares in 2015

• Implemented an executive compensation clawback policy in 2015	• Eliminated our stock option plan “evergreen” and discretionary share increase provisions in 2013	• Eliminated our dual-class common stock capital structure in 2012

• Prohibited future tax “gross-up” arrangements in 2015	• Renewed our focus on stockholder outreach in 2014	• Do not change performance targets mid-year, even in challenging years

• Do not provide extensive perquisites to our executives	• Have an equity award grant date and pricing practice	• Have a board composed of a significant majority of independent directors

• Do not have a stockholder rights plan	• Have a written code of business conduct and ethics and corporate governance guidelines

• Prohibited stock option exchanges and repricings without stockholder approval	• Have a mandatory retirement age for directors

Overview of 2014 Company Performance

We experienced another strong year in 2014—including revenues of $292.4 million, net income of $31.3 million, and earnings per share of $1.41—all of which we believe were significant accomplishments given a challenging competitive environment. The chart below summarizes certain key financial results for 2014 as compared to 2013.

	2014	2013	% Growth
Revenue (dollars in thousands)	$292.4	$226.0	29%
Net income (dollars in thousands)	$31.3	$(1.6)	*
Earnings per share	$1.41	$(0.09)	*

*	Not computable due to negative values in 2013

On December 31, 2014, the closing price of our class A common stock was $27.42, an increase of 2.9% over the prior year. Despite the slower than expected stock price growth in 2014, the compound average annual growth in the price of our class A common stock was 32.6% from January 1, 2012 to December 31, 2014. On April 1, 2015, the closing price of our class A common stock was $31.08. Our performance in 2014and into 2015 is a continuation of the results we have delivered over the last several years.

Say on Pay and Stockholder Engagement

Our stockholders did not approve our executive compensation program at our 2014 annual meeting of stockholders. In response, we reached out to our largest stockholders, including 27 institutional investors representing approximately 70% of our outstanding shares as of September 30, 2014, to gain a better understanding of our stockholders’ views. As a part of this effort, our compensation and nominating and corporate governance committee chairpersons, along with our general counsel, spoke with nine of our largest institutional investors, representing approximately 30% of our outstanding shares. We found these discussions extremely informative and valuable, and we are very appreciative of the time that our investors took to speak with us. Following these discussions, and based upon a thorough review of our corporate governance and executive compensation practices, we have adopted changes to help address stockholder concerns and more closely align our corporate governance and executive compensation practices with best practices. Our board continues to explore ways in which our corporate governance and executive compensation practices can be improved, and we look forward to continued engagement with our stockholders on these matters. The principal changes to our corporate governance and executive compensation practices that we have adopted since our 2014 annual meeting of stockholders are outlined below:

•	We elected William O. Flannery as our lead director;

•	We implemented an executive compensation clawback policy;

•	We prohibited future tax “gross-up” arrangements;

•	We renewed our focus on stockholder outreach;

•	We enhanced our prohibition on our directors and employees hedging and pledging in our shares; and

•	We have begun to design a performance-based equity compensation program and are evaluating its implementation for 2016.

Please see the “Compensation Discussion and Analysis” section of this proxy statement, beginning on page 22, and the “Executive Compensation” section of this proxy statement, beginning on page 35, for more detailed descriptions of our executive compensation program, philosophy and design.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.	The election of two class I classified directors for the next three years;

2.	An advisory proposal to approve executive compensation;

3.	The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

4.	The transaction of other business, if any, that may properly come before the Annual Meeting or any adjournment of the meeting.

Who can vote?

All stockholders of record at the close of business on Monday, March 16, 2015, which we refer to as the record date, are entitled to vote at the Annual Meeting. As of the close of business on the record date, 21,692,114 shares of our class A common stock were issued and outstanding, and no shares of our class B common were issued or outstanding.

How many votes do I have?

Each share of our class A common stock that you owned on the record date entitles you to one vote on each matter that is voted on.

Is my vote important?

Your vote is important regardless of how many shares you own. Please take the time to read the instructions below and vote. Choose the method of voting that is easiest and most convenient for you and please cast your vote as soon as possible.

How do I vote?

If you received a paper copy of these proxy materials, included with such copy is a proxy card or a voting instruction card from your bank, broker or other nominee for the Annual Meeting. If you received a notice of Internet availability of proxy materials, the notice contains instructions on how to access and review the proxy materials online and how to obtain a paper or electronic copy of the materials, which will include the proxy statement, the annual report and a proxy card or voting instruction card, as well as instructions on how to vote either at the Annual Meeting, over the Internet, by telephone or by mail.

If you are a stockholder as of the record date and attend the Annual Meeting, you may personally deliver your completed proxy card or vote in person at the meeting.

Can I change my vote after I have voted my shares?

Yes. Any proxy may be revoked by a stockholder at any time before it is exercised at the Annual Meeting by delivering to our corporate secretary a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Attendance at the Annual Meeting will not, by itself, be deemed to revoke a proxy unless you give affirmative notice at the Annual Meeting that you intend to revoke the proxy and vote in person.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank, broker or other nominee, your bank, broker or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank, broker or other nominee provides you. Many banks, brokers and other nominees also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank, broker or other nominee on your vote instruction form. Under applicable stock exchange rules, if you do not give instructions to your bank, broker or other nominee subject to these rules, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank, broker or other nominee that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. Proposals 1 and 2 are non-discretionary items. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors in Proposal 1 or on the advisory proposal to approve executive compensation in Proposal 2, no votes will be cast on your behalf. Proposal 3 is a discretionary item under these rules, and accordingly, your bank or brokerage firm will be able to vote your shares if you do not give instructions on how to do so.

If your shares are held in street name, you must bring a brokerage statement or other valid documentation from your bank, broker or other nominee showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the Annual Meeting. To be able to vote your shares held in street name at the Annual Meeting, you will need to obtain a proxy card from the holder of record.

What constitutes a quorum?

In order for business to be conducted at the Annual Meeting, a quorum must be present. To establish a quorum to transact business at the Annual Meeting, there must be present at the meeting, in person or by proxy, a majority of the voting power of our class A common stock issued and outstanding and entitled to vote at the meeting. Shares of our class A common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What vote is required for each proposal?

Election of class I classified directors (Proposal 1). If a quorum is present, the nominees for our class I classified directors receiving a plurality of the votes cast by holders of our class A common stock at the Annual Meeting in person or by proxy, shall be elected to our board of directors as our class I classified directors.

Advisory vote to approve executive compensation (Proposal 2). If a quorum is present, the affirmative vote of the holders of a majority of shares of class A common stock voting on the proposal at the Annual Meeting, in person or by proxy, is required to approve, on an advisory or non-binding basis, the proposal on executive compensation.

Ratification of the selection of our independent registered public accounting firm (Proposal 3). If a quorum is present, the affirmative vote of the holders of a majority of shares of class A common stock voting on the proposal at the Annual Meeting, in person or by proxy, is required for ratification of the selection of our independent registered public accounting firm.

How will votes be counted?

Each share of class A common stock is entitled to one vote, whether voted by a proxy or by a ballot voted in person at the Annual Meeting. Shares will not be voted in favor of a matter, and will not be counted as voting on a particular matter, if either (1) the holder of the shares abstains from voting on the matter or (2) the shares are broker non-votes, described below. As a result, abstentions and broker non-votes will have no effect on the outcome of voting at the Annual Meeting.

If you hold shares of common stock through a bank, broker or other nominee, generally the bank, broker or other nominee may only vote the common stock in accordance with your instructions. However, if your nominee does not timely receive instructions, your nominee may only vote on those matters for which it has discretionary voting authority. If your nominee cannot vote on a particular matter because it does not have discretionary voting authority, this is a “broker non-vote” on that matter.

Who will count the votes?

Our transfer agent and registrar, American Stock Transfer & Trust Company, LLC, will count, tabulate and certify the votes. A representative of American Stock Transfer & Trust Company will serve as the inspector of elections at the Annual Meeting.

How does the board of directors recommend that I vote on the proposals?

Our board of directors recommends that you vote:

•	FOR the election of the class I classified director nominees listed below;

•	FOR the advisory vote to approve executive compensation; and

•	FOR the ratification of the selection of our independent registered public accounting firm.

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

We are not aware of any other business to be conducted or matters to be voted upon at the Annual Meeting. Under our bylaws, the deadline for stockholders to notify us of any proposals or nominations for director to be presented for action at the Annual Meeting was February 13, 2015 and has passed. If any other matter properly comes before the Annual Meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

We will report the voting results from the Annual Meeting in a Current Report on Form 8-K, which we expect to file with the SEC within four business days after the Annual Meeting.

Can I recommend a candidate for Cynosure’s board of directors?

Yes. Stockholders may recommend director candidates for consideration by the nominating and corporate governance committee of our board of directors by submitting the stockholder’s name, address and number of shares of our stock held, as well as any other information required by our bylaws, and the candidate’s name, age, address and resume to our corporate secretary at the address below. If a stockholder would like a candidate to be considered for inclusion in the proxy statement for our 2016 annual meeting of stockholders, then the stockholder must follow the procedures for stockholder proposals outlined immediately below under “How and when may I submit a stockholder proposal for the 2016 annual meeting?” You can find more detailed information on our process for selecting board members and our criteria for board nominees in the section of this proxy statement entitled “Director Nomination Process” and in the corporate governance guidelines posted in the “Corporate Governance” section of the “Investors” page of our website, www.cynosure.com.

How and when may I submit a stockholder proposal for the 2016 annual meeting?

If you are interested in submitting a proposal or information about a proposed director candidate for inclusion in the proxy statement for our 2016 annual meeting of stockholders, you must follow the procedures outlined in Rule 14a-8 under the Securities Exchange Act of 1934, or the Exchange Act. To be eligible for inclusion, we must receive your stockholder proposal or information about your proposed director candidate at the address noted below no later than December 5, 2015.

If you wish to present a proposal or a proposed director candidate at the 2016 annual meeting of stockholders, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at the address noted below. We must receive this required notice no later than February 14, 2016, but no sooner than January 15, 2016. However, if the date of the 2016 annual meeting of stockholders is held before April 24, 2016 or after July 13, 2016, then we must receive the required notice of a proposal or proposed director candidate no earlier than the 120th day prior to the 2016 annual meeting of stockholders and no later than the close of business on the later of (1) the 90th day prior to the 2016 annual meeting of stockholders and (2) the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first.

Any proposals, notices or information about proposed director candidates should be sent to:

Cynosure, Inc.

5 Carlisle Road

Westford, Massachusetts 01886 Attention:

General Counsel and Corporate Secretary

How can I communicate with Cynosure’s board of directors?

Our board will give appropriate attention to written communications that are submitted by stockholders and interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by the committee charters, our lead director, or otherwise the chairman of our nominating and corporate governance committee, with the assistance of our general counsel and corporate secretary, is primarily responsible for monitoring communications from stockholders and other parties and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our lead director considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Our stockholders may send communications to our board of directors by forwarding them addressed to our general counsel and corporate secretary, our board of directors or, in the case of matters concerning accounting, internal accounting controls and auditing, our audit committee, at the above address.

Who bears the costs of soliciting these proxies?

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and employees may, without additional pay, solicit proxies by telephone, facsimile, e-mail and personal interviews. We will also request banks, brokers and other nominees to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the banks, brokers and other nominees for their reasonable expenses in connection with this distribution. We have retained Georgeson Inc., a proxy solicitation firm, or Georgeson, to assist us with the distribution of proxy materials and vote solicitation. We will pay Georgeson approximately $10,000 for its services, plus out-of-pocket expenses.

How can I obtain a copy of Cynosure’s Annual Report on Form 10-K?

Our Annual Report on Form 10-K is available in the “SEC Filings” section of the “Investors” page of our website at www.cynosure.com. Alternatively, if you would like us to send you a copy of our Annual Report on Form 10-K (without exhibits), without charge, please contact:

Cynosure, Inc.

5 Carlisle Road

Westford, Massachusetts 01886

Attention: Investor Relations

(800) 886-2966

investor@cynosure.com

If you would like us to send you a copy of the exhibits listed on the exhibit index of our Annual Report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or your ownership of our common stock, please contact our investor relations department at the address, telephone number or e-mail address listed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information as of March 16, 2015 about the beneficial ownership of shares of our common stock by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our class A common stock;

•	each of our directors and nominees for director;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of class A common stock subject to options that are currently exercisable or exercisable, and restricted stock units, or RSUs, that vest, within 60 days of March 16, 2015 to be outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. As of March 16, 2015, there were 21,692,114 shares of our class A common stock outstanding and no shares of our class B common stock outstanding. Except as otherwise noted, the persons or entities in this table have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the street address of the beneficial owner is c/o Cynosure, Inc., 5 Carlisle Road, Westford, Massachusetts 01886.

	Class A Common Stock Beneficially Owned
Name	Shares(1)	Percentage
5% Stockholders
BlackRock, Inc.(2)	2,096,706	9.7
TimesSquare Capital Management, LLC(3)	1,377,400	6.4
Directors, Nominees for Director and Executive Officers
Michael R. Davin(4)	418,824	1.9
Timothy W. Baker(5)	244,134	1.1
Douglas J. Delaney(6)	239,071	1.1
Brian M. Barefoot(7)	40,348	*
Ettore V. Biagioni(8)	54,238	*
William O. Flannery(9)	26,905	*
Marina Hatsopoulos(10)	63,348	*
Thomas H. Robinson(11)	34,848	*
All executive officers and directors as a group (8 persons)(12)	1,121,716	4.9

*	Less than 1%
(1)	Includes shares issuable upon the exercise of stock options exercisable within 60 days of March 16, 2015 and shares issuable upon the vesting of restricted stock units, or RSUs, within 60 days of March 16, 2015.
(2)	According to a Schedule 13G/A filed with the SEC on January 15, 2015, BlackRock, Inc. or certain of its affiliates beneficially owns 2,096,706 shares of our class A common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022. BlackRock, Inc. reports that it holds sole voting power with respect to 2,041,816 shares and sole dispositive power with respect to 2,096,706 shares.
(3)

According to a Schedule 13G filed with the SEC on February 11, 2015, TimesSquare Capital Management, LLC or certain of its affiliates beneficially owns 1,377,400 shares of our class A common stock. The address of TimesSquare Capital Management, LLC is 7 Times Square, 42nd Floor, New York, New York 10036. TimesSquare Capital Management, LLC reports that it holds sole voting power with respect to 1,339,200 shares and sole dispositive power with respect to 1,377,400 shares.

(4)	Includes 409,696 shares issuable upon exercise of stock options exercisable within 60 days of March 16, 2015 and 5,000 shares of Cynosure class A common stock held in a family trust.
(5)	Includes 237,291 shares issuable upon exercise of stock options exercisable within 60 days of March 16, 2015 and 5,000 shares of Cynosure class A common stock held in a family trust.
(6)	Includes 237,291 shares issuable upon exercise of stock options exercisable within 60 days of March 16, 2015.
(7)	Includes 31,648 shares issuable upon exercise of stock options exercisable within 60 days of March 16, 2015 and 2,175 shares issuable upon vesting of RSUs within 60 days of March 16, 2015.
(8)	Includes 48,148 shares issuable upon exercise of stock options exercisable within 60 days of March 16, 2015 and 2,175 shares issuable upon vesting of RSUs within 60 days of March 16, 2015.
(9)	Includes 15,815 shares issuable upon exercise of stock options exercisable within 60 days of March 16, 2015 and 2,175 shares issuable upon vesting of RSUs within 60 days of March 16, 2015.
(10)	Includes 51,648 shares issuable upon exercise of stock options exercisable within 60 days of March 16, 2015 and 2,175 shares issuable upon vesting of RSUs within 60 days of March 16, 2015.
(11)	Includes 26,148 shares issuable upon exercise of stock options exercisable within 60 days of March 16, 2015 and 2,175 shares issuable upon vesting of RSUs within 60 days of March 16, 2015.
(12)	Includes 1,057,685 shares issuable upon exercise of stock options exercisable and 10,875 shares issuable upon vesting of RSUs within 60 days of March 16, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors, officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and written representations by the persons required to file these reports, during 2014, the reporting persons complied with all Section 16(a) filing requirements.

PROPOSAL 1—ELECTION OF TWO CLASS I CLASSIFIED DIRECTORS

Our board of directors currently consists of six members who are elected by the holders of our class A common stock. Our directors are divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. We have two class I classified directors whose terms expire at the Annual Meeting, two class II classified directors whose terms expire at our 2016 annual meeting of stockholders and two class III classified directors whose terms expire at the 2017 annual meeting of stockholders.

At the Annual Meeting, our stockholders will have an opportunity to vote for two class I classified director nominees: Thomas H. Robinson and Brian M. Barefoot. Each of Messrs. Robinson and Barefoot is currently serving as a class I classified director.

You can find more information about each of Messrs. Robinson and Barefoot in the section of this proxy statement entitled “Our Board of Directors—Classified Directors—Nominees Whose Terms Expire in 2015 (Class I Classified Directors).”

If elected, each of Messrs. Robinson and Barefoot will hold office until the 2018 annual meeting of stockholders and until his successor is elected and qualified. Each of Messrs. Robinson and Barefoot has indicated his willingness to serve if elected. However, if either of them should be unable to serve, proxies may be voted for a substitute nominee nominated by our board of directors, or our board of directors may reduce the number of directors.

Our Board of Directors

Set forth below is information about each member of our board of directors, including the nominees for election as our class I classified directors. This information includes each director’s age as of March 16, 2015 and length of service as a director of our company, his or her principal occupation and business experience for at least the past five years and the names of other publicly held companies of which he or she serves as a director. There are no family relationships among any of our directors, nominees for director and executive officers.

Classified Directors

Nominees Whose Terms Expire in 2015 (Class I Classified Directors)

Thomas H. Robinson. Age 56. Mr. Robinson has been a director since 2005. Since 2011, Mr. Robinson has served as a partner with RobinsonButler, an executive search firm. During 2010, Mr. Robinson served as managing director at Russell Reynolds Associates. From 1998 to 2010, Mr. Robinson served as managing partner of the North American medical technology practice, which includes the medical device, hospital supply/distribution and medical software areas, of Spencer Stuart, Inc., a global executive search firm. From 2002 to 2010, Mr. Robinson was a member of Spencer Stuart’s board services practice, which assists corporations to identify and recruit outside directors. From 1998 to 2000, Mr. Robinson headed Spencer Stuart’s North American biotechnology specialty practice. From 1993 to 1997, Mr. Robinson served as president of the emerging markets business at Boston Scientific Corporation, a global medical devices manufacturer. From 1991 to 1993, Mr. Robinson also served as president and chief operating officer of Brunswick Biomedical, a cardiology medical device company. Mr. Robinson is a director of Harvard Apparatus Regenerative Technology, Inc., a publicly-traded regenerative medicine company, where he is a member of the compensation committee. Mr. Robinson’s qualifications to serve on our board of directors include his experience in and knowledge of the medical technology industry, combined with his operational and corporate governance experience.

Brian M. Barefoot. Age 71. Mr. Barefoot has been a director since 2011. From 2001 to 2008, when he retired, Mr. Barefoot served as Babson College president. From 1996 to 2001, Mr. Barefoot served as chairman of the board of trustees of Babson College. Mr. Barefoot serves on the boards of directors of Blue Cross Blue

Shield of Massachusetts, where he is chair of the finance and business performance committee and a member of the audit and investment committees. Mr. Barefoot serves as a director of Array Health Solutions, a health care technology and services company, and he is a senior advisor to Carl Marks Advisory Group LLC, a New York-based middle market merchant bank. Mr. Barefoot also serves as a director of BigBelly Solar, a Newton, Massachusetts solar energy company, and he serves as vice chairman and chair of the audit committee of the Indian River Medical Center Foundation. Mr. Barefoot also serves as trustee of Saint Edwards School in Florida, as trustee of the Burr and Burton Academy in Vermont, and as trustee of Little Harbor Multi-Strategy Composite fund. Mr. Barefoot’s qualifications to serve on our board of directors include his corporate governance experience combined with his leadership skills and experience derived from more than three decades in financial services.

Directors Whose Terms Expire in 2016 (Class II Classified Directors)

Marina Hatsopoulos. Age 49. Ms. Hatsopoulos has been a director since 2008. Ms. Hatsopoulos has been a private investor since 2007. Since 2012, Ms. Hatsopoulos has been the chairman of the board of Levitronix Technologies LLC, a supplier of magnetically-levitated pumps, where she is an investor. Ms. Hatsopoulos has also been a director of Dear Kate, Inc., a supplier of women’s performance apparel, since 2012. From 2005 to 2007, she was a director of Contex Holdings, a leading manufacturer of large-format scanners. From 1994 to 2005, she served as chief executive officer and director of Z Corporation, a leader in the 3D printing market, which was sold to Contex Scanning Technology in 2005. From 2005 through 2010, Ms. Hatsopoulos served as a director of the GSI Group, a supplier of precision technology to the global medical, electronics and industrial markets and semiconductor systems. From 2007 through its sale to Sara Lee in 2011, Ms. Hatsopoulos was as a director of and investor in Tea Forte, a supplier of luxury tea products. Ms. Hatsopoulos is a catalyst at the Deshpande Center for Technological Innovation at MIT and serves on the advisory board of The EGG startup accelerator program in Greece. Ms. Hatsopoulos’ qualifications to serve on our board of directors include her experience serving as a director and advisor for both public and private companies and her leadership skills and experience gained while serving as an executive.

William O. Flannery. Age 69. Mr. Flannery has been a director since 2013 and lead director since December 2014. Prior to joining our board of directors, Mr. Flannery had served as our corporate secretary since 2004. Since 1993, Mr. Flannery has maintained his own legal practice focusing on the representation of technology-based companies. From 1993 to 2013, he also served as of counsel to Goulston & Storrs P.C., a Boston-based law firm, of which he was a partner from 1992 to 1993. From 1985 to 1992, Mr. Flannery served as the general counsel of Thermo Electron Corporation, and as its vice president—administration from 1990 to 1992. He was appointed by then Governor William Weld to serve on the board of directors of the Massachusetts Municipal Wholesale Electric Company, a state charted association of municipal utilities, including as chairman from 1997 to 1998. From 2000 to 2006, Mr. Flannery served as counsel to and a director of Cyterra Corporation, a supplier of mine detection systems. From 2001 to 2005, he served as counsel to and a director of Z Corporation. From 1994 to 2001, he served as counsel to and a director of True Technology, a medical device company. From 2002 to 2005, he served as counsel to and a director of Loea Corporation, a communications company. From 1995 to 2000, he served as a director of Boston Marine Consulting, a nautical testing and design software company. Mr. Flannery’s qualifications to serve on our board of directors include his decades of experience as a corporate and securities lawyer representing technology-based companies, and his years of experience both advising and serving on the boards of technology companies.

Directors Whose Terms Expire in 2017 (Class III Classified Directors)

Michael R. Davin. Age 57. Mr. Davin has been our chief executive officer and a director since September 2003, and became the chairman of our board of directors in October 2004. From 2003 to 2014, he also served as our president. Mr. Davin has over 25 years of experience in the light-based technology field. From 1998 to 2003, Mr. Davin served as co-founder and vice president of worldwide sales and strategic development of Cutera, Inc., a provider of laser and other light-based aesthetic treatment systems. Prior to co-founding Cutera, Mr. Davin spent 11 years at Coherent Medical, a manufacturer of laser, optics and related equipment, in senior management positions in sales, marketing and clinical development. Mr. Davin’s qualifications to serve on our board of directors include his more than two decades of experience in the light-based technology industry, including more than 10 years as our chief executive officer.

Ettore V. Biagioni. Age 56. Mr. Biagioni has been a director since 2005. Since 2004, Mr. Biagioni has been a managing partner of Alothon Group LLC, a private equity firm which he co-founded. From 1998 to 2004, Mr. Biagioni served as head of the Latin America Private Equity Group of Deutsche Bank/Bankers Trust Company. Mr. Biagioni serves on the boards of directors of several private companies and as trustee of Babson College. Mr. Biagioni’s qualifications to serve on our board of directors include his experience serving as a director for other companies, which enhances his contributions to our board. In addition, his leadership skills and financial experience enable him to be an effective board member.

Our board of directors recommends that stockholders vote “FOR” each of the class I classified director nominees named in this proxy statement (Proposal 1).

CORPORATE GOVERNANCE

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. In the second half of 2014 and into 2015, we reached out to our largest stockholders, including 27 institutional investors representing approximately 70% of our outstanding shares as of September 30, 2014, to gain a better understanding of our stockholders’ views. As a part of this effort, our compensation and nominating and corporate governance committee chairpersons, along with our general counsel, spoke with nine of our largest institutional investors, representing approximately 30% of our outstanding shares.

This section describes our key corporate governance guidelines and practices. Complete copies of our corporate governance guidelines, committee charters and code of business conduct and ethics described below are available in the “Corporate Governance” section of the “Investors” page of our website, www.cynosure.com. Alternatively, you can request a copy of any of these documents by writing to Cynosure, Inc., 5 Carlisle Road, Westford, Massachusetts 01886, Attention: Investor Relations.

Corporate Governance Guidelines

The board has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of the board’s business, provide that:

•	the principal responsibility of the directors is to oversee our management;

•	a majority of the members of the board shall be independent directors;

•	the independent directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are encouraged to participate in continuing director education on an ongoing basis; and

•	at least annually the board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Leadership Structure

Our corporate governance guidelines provide that our nominating and corporate governance committee shall periodically assess our board leadership structure, including whether the offices of chairman of the board of directors and chief executive officer should be separate, whether we should have an independent “lead director” in the event that the chairman of the board is not an independent director, and why the board’s leadership structure is appropriate given our company’s specific characteristics or circumstances. The board believes that our chief executive officer is best situated to serve as chairman, as he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the company and industry, while the chief executive officer brings company-specific experience and expertise. The board believes that the combined role of chairman and chief executive officer promotes strategy development and execution and facilitates information flow between management and the board, both of which are essential to effective governance.

Because, however, Mr. Davin, our chairman, is not an independent director under applicable NASDAQ rules, our nominating and corporate governance committee in December 2014 designated, and a majority of our independent directors approved the appointment of, William O. Flannery as our independent lead director. As lead director, Mr. Flannery:

•	chairs meetings of the independent directors in executive session;

•	meets with any director who is not adequately performing his or her duties as a member of the board or any committee;

•

facilitates communications between other members of the board and our chairman and chief executive officer; however, each director is free to communicate directly with our chairman and chief executive officer;

•	works with our chairman in the preparation of the agenda for each board meeting and in determining the need for special meetings of the board;

•

as he considers appropriate, and with the assistance of our general counsel and corporate secretary, monitors communications with stockholders and other parties and provides copies or summaries to the other directors; and

•	otherwise consults with our chairman and chief executive officer on matters relating to corporate governance and board performance.

Executive Sessions

At each regular meeting, our board of directors holds an executive session of our independent directors. Since December 2014, our lead director, Mr. Flannery, has presided at these executive sessions. In addition, the committees of our board of directors also regularly hold executive sessions with their advisors without management present.

No Hedging Policy

We prohibit all short sales and purchases or sales of puts, calls or other derivative securities based on our company’s securities by our directors and employees, including our executive officers. Since February 2015, we now also prohibit directors and employees from purchasing of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our company’s securities.

No Pledging Policy

We prohibit our directors and employees, including our executive officers, from holding any of our securities in a margin account and from any pledging of our securities as collateral for a loan.

Equity Award Grant Dates

Historically, we have granted options and restricted stock units to our executive officers in the first quarter of our fiscal year following the release of our fourth quarter earnings and to our directors on the date of our annual meeting of stockholders. We do not otherwise time or select the grant dates of any stock options or stock-based awards in coordination with our release of material non-public information, nor do we have any program, plan or practice to do so. The grant date of any award to a newly-hired executive officers or employee is the date on which the individual commences employment with us (or the next succeeding business day that NASDAQ is open for trading).

Elimination of Dual-Class Common Stock Capital Structure

From our initial public offering in 2006 until 2012, we had a dual-class capital structure that allowed a single stockholder, which owned less than 25% of our outstanding common stock, to control the election of a majority of the members of our board of directors. In 2012, this dual-class capital structure ceased to be effective, and since that time, all holders of our class A common stock are entitled to elect all of our directors.

Board Determination of Independence

Under applicable NASDAQ rules, a director of our company will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Messrs. Barefoot, Biagioni, Flannery nor Robinson, nor Ms. Hatsopoulos, has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under NASDAQ Listing Rule 5605(a)(2).

Director Nomination Process

The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. In addition to these criteria, the nominating and corporate governance committee also considers diversity in its evaluation of candidates for board membership. The board believes that diversity with respect to viewpoint, skills and experience should be an important factor in board composition. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Cynosure, Inc., 5 Carlisle Road, Westford, Massachusetts 01886, Attention: Corporate Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If our board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the board of directors, by following the procedures set forth above under “How and when may I submit a stockholder proposal for the 2016 annual meeting?” If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy statement and proxy card for the next annual meeting. Otherwise, candidates nominated by stockholders in accordance with the procedures set forth in our bylaws will not be included in our proxy card for the next annual meeting.

Board Meetings and Attendance

The board met seven times during 2014, either in person or by teleconference. During 2014, each director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees on which he or she then served.

Director Attendance at Annual Meeting of Stockholders

Our corporate governance guidelines provide that directors are encouraged to attend our annual meeting of stockholders. One of our directors attended the 2014 annual meeting of stockholders. We expect that all of our directors will attend the Annual Meeting.

Risk Management

The board has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our board receives regular reports from members of senior management on areas of material risk to Cynosure, including operational, financial, cash and other asset management, legal, regulatory and strategic risks. Our board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the chairman of the relevant committee reports on the discussion to the full board during the committee reports portion of the next board meeting. This enables our board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. In general, our board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our compensation committee oversees risk management activities relating to our compensation policies and practices; and our nominating and corporate governance committee oversees risk management activities relating to board composition and independence and potential conflicts of interest.

Board Committees

Our board of directors has established three standing committees—audit, compensation, and nominating and corporate governance—each of which operates under a charter that has been approved by our board. Current copies of each committee’s charter are posted on the “Corporate Governance” section of the “Investors” page of our website, www.cynosure.com. From time to time, our board may also create various ad hoc committees for special purposes.

Our board of directors has determined that all of the members of each of the board’s three standing committees are independent as defined under the applicable NASDAQ rules, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act and, in the case of all members of the compensation committee, the independence requirements contemplated by Rule 10C-1 under the Exchange Act.

Audit Committee

Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from our independent registered public accounting firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating our board of directors’ oversight of internal control over financial reporting, disclosure controls and procedures and our code of business conduct and ethics;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management;

•	preparing the audit committee report required by the SEC rules; and

•	review and oversight of related party transactions and swap transactions.

The full responsibilities of our audit committee are set forth in its charter, a copy of which is posted on the “Corporate Governance” section of the “Investors” page of our website at www.cynosure.com.

The members of our audit committee in 2014 were Messrs. Barefoot (Chairman) and Biagioni and Ms. Hatsopoulos. Our board of directors has determined that Mr. Barefoot and Ms. Hatsopoulos are “audit committee financial experts” as defined by applicable SEC rules. The audit committee met nine times during 2014.

Compensation Committee

Our compensation committee’s responsibilities include:

•	reviewing and approving, or recommending approval by our board, the compensation of our chief executive officer and our other executive officers;

•	evaluating the performance of our executive officers;

•	overseeing and administering, and making recommendations to the board of directors with respect to, our equity incentive plans;

•	reviewing and making recommendations to the board of directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 22 of this proxy statement; and

•	preparing the compensation committee report required by the SEC rules.

The full responsibilities of our compensation committee are set forth in its charter, a copy of which is posted on the “Corporate Governance” section of the “Investors” page of our website at www.cynosure.com. The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described under the headings “Determining Executive Compensation” and “Director Compensation.” Our compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation.

The members of our compensation committee in 2014 were Messrs. Robinson (Chairman), Flannery and Barefoot. The compensation committee met two times during 2014.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee’s responsibilities include:

•	recommending to the board of directors the persons to be nominated for election as directors or to fill vacancies on the board of directors, and to be appointed to each of the board’s committees;

•	overseeing an annual review by the board of directors with respect to management succession planning;

•	developing and recommending to the board of directors corporate governance principles and guidelines; and

•	overseeing periodic evaluations of the board of directors.

The full responsibilities of our nominating and corporate governance committee are set forth in its charter, a copy of which is posted on the “Corporate Governance” section of the “Investors” page of our website at www.cynosure.com. In addition, our corporate governance guidelines adopted by our board are also posted on the “Corporate Governance” section of the “Investors” page of our website at www.cynosure.com. The processes and procedures followed by the nominating and corporate governance committee in identifying and evaluating director candidates are described above under the heading “Director Nomination Process.”

The members of our nominating and corporate governance committee in 2014 were Messrs. Biagioni (Chairman) and Flannery, and Ms. Hatsopoulos. The nominating and corporate governance committee met four times during 2014.

Communicating with the Directors

Our board will give appropriate attention to written communications that are submitted by stockholders and interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by the committee charters, our lead director, or otherwise the chairman of our nominating and corporate governance committee, with the assistance of our general counsel and corporate secretary, is primarily responsible for monitoring communications from stockholders and other parties and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our lead director considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board of directors should address such communications to Board of Directors, c/o Cynosure, Inc., 5 Carlisle Road, Westford, Massachusetts 01886, Attention: General Counsel and Corporate Secretary.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on the “Corporate Governance” section of the “Investors” page of our website, www.cynosure.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing requirements concerning any amendments to, or waivers from, any provision of the code.

Report of the Audit Committee of the Board of Directors

The audit committee assisted the board of directors’ oversight of the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, and the performance of our independent registered public accounting firm. The audit committee also met privately with our independent registered public accounting firm to discuss our financial statements and disclosures, our accounting policies and their application, our internal control over financial reporting, and other matters of importance to the audit committee and the independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited financial statements contained in our Annual Report on Form 10-K and the quarterly financial statements during 2014, including the specific disclosures in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These discussions also addressed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The audit committee reported on these meetings to our board of directors. The audit committee also selected and appointed our independent registered public accounting firm, reviewed the performance of the independent registered public accounting firm during the annual audit and on assignments unrelated to the audit, assessed the independence of the independent registered public accounting firm, and reviewed and approved the independent registered public accounting firm’s fees. The audit committee also has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent registered public accounting firm. The audit committee operates under a written charter adopted by our board of directors.

The audit committee reviewed with our independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. In addition, the audit committee has discussed with the independent registered public accounting firm (i) the matters to be discussed as required by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB, and (ii) the independent registered public accounting firm’s independence from Cynosure and its management, including the matters in the written disclosures and the letter we received from the independent registered public accounting firm required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent registered public accounting firm’s communications with the audit committee on independence. The audit committee considered the appropriateness of the provision of non-audit services by the independent registered public accounting firm relative to its independence.

Based on its review and discussions referred to above, the audit committee recommended to our board of directors (and the board of directors approved) that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The audit committee also selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

By the Audit Committee of the Board of Directors of Cynosure, Inc.

Brian M. Barefoot, Chairman

Marina Hatsopoulos

Ettore V. Biagioni

DIRECTOR COMPENSATION

In 2014, we paid each of our directors who is not an employee of, or a spouse of an employee of, our company, whom we refer to as our non-employee directors, an annual retainer. Our standing committee chairmen, each of whom is a non-employee director, receive an additional annual retainer. These retainers are set forth below. We also reimburse each non-employee director for out-of-pocket expenses incurred in connection with attending our board and committee meetings.

Non-Employee Director Fee Type	2014 Amount
Annual Retainer	$60,000
Audit Committee Chair Retainer	$17,000
Compensation Committee Chair Retainer	$15,000
Nominating and Corporate Governance Committee Chair Retainer	$13,000

In February 2014, based on the recommendations of Gallagher Benefit Services, Inc., or Gallagher, an independent outside compensation consultant, our compensation committee recommended and our board granted each non-employee director options to purchase 10,648 shares of our class A common stock, which vest in four equal quarterly installments over one year subject to the non-employee director’s continued service as a director, and 8,700 RSUs, which vest in four equal quarterly installments over one year subject to the non-employee director’s continued service as a director. These grants were effective as of May 14, 2014, which was the date of our 2014 annual meeting of stockholders. For Mr. Biagioni, these grants were subject to his re-election at our 2014 annual meeting of stockholders. Each non-employee director stock option and RSU has such terms as our board of directors specifies in the applicable stock option or RSU grant agreement. Compensation for our directors, including cash and equity compensation, is determined and subject to adjustment by our board of directors.

In February 2015, our compensation committee recommended and our board of directors approved an annual retainer for our lead director in the amount of $20,000.

Historically, we have granted options and RSUs to our non-employee directors on the date of our annual meeting of stockholders.

2014 Director Compensation

The following table contains information regarding compensation for our non-employee directors during 2014.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Total
Brian M. Barefoot	$77,000	$183,657	$85,444	$346,101
Ettore V. Biagioni	$73,000	$183,657	$85,444	$342,101
William O. Flannery	$60,000	$183,657	$85,444	$329,101
Marina Hatsopoulos	$60,000	$183,657	$85,444	$329,101
Thomas H. Robinson	$75,000	$183,657	$85,444	$344,101

(1)	Stock awards consist of RSUs. These amounts represent the aggregate grant date fair value of awards for grants of RSUs or stock options to each listed director in 2014, computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification Topic 718, or ASC 718. These amounts do not represent the actual amounts paid to or realized by the directors during 2014. We recognize the fair value as of the grant date for stock options and RSUs over the number of days of service required for the award to become vested.

The aggregate number of shares subject to option awards and RSUs held by each of our non-employee directors (representing unexercised option awards, both exercisable and unexercisable, and unvested RSUs) at December 31, 2014 is as follows:

Name	Number of Shares Subject to Options Awards Held as of December 31, 2014	Number of RSUs that have not Vested as of December 31, 2014
Brian M. Barefoot	31,648	4,350
Ettore V. Biagioni	60,148	4,350
William O. Flannery	21,148	4,350
Marina Hatsopoulos	51,648	4,350
Thomas H. Robinson	26,148	4,350

The grant date fair value per share of each RSU award granted to our non-employee directors in 2014 was $21.11 and was based on the fair market value of our class A common stock on the date of grant. The following table includes the assumptions used to calculate the grant date fair value amounts included in the “Option Awards” column for 2014 Director Compensation.

				Assumptions
Name	Grant Date	Option Awards: Number of Securities Underlying Options	Exercise Price ($/Sh)	Volatility(%)	Expected Life (years)	Risk-Free Interest Rate (%)	Dividend Yield (%)	Grant Date Fair Value Per Share ($)
Brian M. Barefoot	5/14/14	10,648	21.11	43	4.56	1.57	—	$8.0244
Ettore V. Biagioni	5/14/14	10,648	21.11	43	4.56	1.57	—	$8.0244
William O. Flannery	5/14/14	10,648	21.11	43	4.56	1.57	—	$8.0244
Marina Hatsopoulos	5/14/14	10,648	21.11	43	4.56	1.57	—	$8.0244
Thomas Robinson	5/14/14	10,648	21.11	43	4.56	1.57	—	$8.0244

For a more detailed description of the assumptions used for purposes of determining grant date fair value, see Note 2 to our audited consolidated financial statements for the year ended December 31, 2014 included in our Annual Report on Form 10-K filed with the SEC on March 13, 2015.

COMPENSATION DISCUSSION AND ANALYSIS

The compensation committee of our board of directors oversees our executive compensation program. In this role, the compensation committee reviews and approves annually all compensation decisions relating to our executive officers.

Cynosure Performance

We experienced another strong year in 2014—reporting revenues of $292.4 million, net income of $31.3 million, and earnings per share of $1.41—all of which we believe were significant accomplishments given a challenging competitive environment. The chart below summarizes certain key financial results for 2014 as compared to 2013.

Key 2013-2014 Financial Results

	2014	2013	% Increase
Revenue (dollars in thousands)	$292.4	$226.0	29%
Net income (dollars in thousands)	$31.3	$(1.6)	*
Earnings per share	$1.41	$(.09)	*

*	Not computable due to negative values in 2013

On December 31, 2014, the closing price of our class A common stock was $27.42, an increase of 2.9% over the prior year. Despite the slower than expected stock price growth in 2014, the compound average annual growth in the price of our class A common stock was 32.6% from January 1, 2012 to December 31, 2014. On April 1, 2015, the closing price of our class A common stock was $31.08. Our performance in 2014 and into 2015 is a continuation of the results we have delivered over the last several years.

The following graph compares cumulative total shareholder return on our class A common stock since December 31, 2009 with the cumulative total return of the Nasdaq Medical Devices, Instruments, Supplies, Manufacturers and Distributors Index and the Nasdaq U.S. Index. This graph assumes the investment of $100 on December 31, 2009 in our class A common stock, the Nasdaq Medical Devices, Instruments, Supplies, Manufacturers and Distributors Index and the Nasdaq U.S. Index. Measurement points are the last trading day for each respective year.

Name	12/31/2009	12/31/2010	12/31/2011	12/31/2012	12/31/2013	12/31/2014
NASDAQ Medical Devices, Instruments, Supplies, Manufacturers and Distributors Index	$100.00	$106.64	$122.52	$136.39	$159.83	$188.03
NASDAQ U.S. Index	$100.00	$118.43	$119.06	$140.85	$196.13	$210.10
Cynosure, Inc.	$100.00	$89.03	$102.35	$209.83	$231.85	$238.64

2014 Stockholder Advisory Vote and Stockholder Engagement

At our 2014 annual meeting of stockholders, our stockholders were presented with an advisory vote asking for approval of our 2013 compensation program for our named executive officers, commonly known as the “say on pay” proposal, and stockholders holding only 46% of our outstanding shares approved our executive compensation program. In response, we reached out to our largest stockholders, including 27 institutional investors representing approximately 70% of our outstanding shares as of September 30, 2014, to gain a better understanding of our stockholders’ views. As a part of this effort, our compensation and nominating and corporate governance committee chairpersons, along with our general counsel, spoke with nine of our largest institutional investors, representing approximately 30% of our outstanding shares. Of the remaining institutional investors that we contacted, investors holding approximately 17% of our outstanding shares expressly declined our request, and investors holding approximately 22% did not respond to our outreach efforts after five attempts.

Additionally, our compensation and nominating and corporate governance chairpersons along with our general counsel spoke with representatives from the proxy advisory service firm, Institutional Shareholder Services, Inc., or ISS, to discuss our corporate governance and executive compensation practices and philosophies and our 2014 stockholder outreach program. We provided ISS the opportunity to ask questions and offer its viewpoints on our corporate governance and executive compensation practices.

We found these discussions extremely informative and valuable, and we are very appreciative of the time that our investors and ISS took to speak with us. Those institutional investors that met with us raised several issues of importance, and although other matters were discussed, the table and discussion below highlight key areas of stockholder focus. They also summarize several actions we have taken in response to these discussions, and in conjunction with a thorough review of our corporate governance and executive compensation practices.

Areas of Stockholder Focus and Actions We Have Taken

Areas of Stockholder Focus	Actions We Have Taken
Enhance disclosure and focus on strategy, goal setting and incentives metrics	We have focused on enhancing our executive compensation disclosure

Benchmarking of compensation levels	We are evaluating the benchmarking of our compensation levels

Add performance-based equity awards	We have begun to design a performance-based equity compensation program and are evaluating its implementation for 2016

Add a lead director, due to the combined CEO and chairman roles	We have elected an independent lead director

Eliminate excise tax gross-ups	We have prohibited excise tax gross-ups for future employee arrangements, though existing tax gross-up arrangements are not affected

Implement a clawback policy	We have implemented a clawback policy, covering all executive officers, with respect to incentive compensation earned in the event of a material noncompliance triggering an accounting restatement

Implement anti-pledging and anti-hedging policies	We have enhanced our anti-pledging and anti-pledging policies with a complete prohibition

Key Actions We Have Taken Following Investor Discussions

The principal changes to our corporate governance and executive compensation programs that we have adopted since our 2014 annual meeting are summarized below. We believe these efforts have helped to address stockholder concerns and more closely align our corporate governance and executive compensation practices with best practices. Our board continues to explore ways in which our corporate governance practices and executive compensation programs can be improved, and we look forward to continued engagement with our stockholders on these matters.

•	Lead Director. In December 2014, a majority of our independent directors elected Mr. Flannery as lead director. The board believes that our chief executive officer is best situated to serve as chairman, as he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the company and industry, while the chief executive officer brings company-specific experience and expertise. The board believes that the combined role of chairman and chief executive officer promotes strategy development and execution and facilitates information flow between management and the board, both of which are essential to effective governance. Because Mr. Davin, our chairman, is not an independent director under applicable NASDAQ rules, our nominating and corporate governance committee in December 2014 designated, and a majority of our independent directors approved the election of, Mr. Flannery as lead director. As lead director, Mr. Flannery:

•	chairs meetings of the independent directors in executive session;

•	meets with any director who is not adequately performing his or her duties as a member of the board or any committee;

•

facilitates communications between other members of the board and our chairman and chief executive officer; however, each director is free to communicate directly with our chairman and chief executive officer;

•	works with our chairman in the preparation of the agenda for each board meeting and in determining the need for special meetings of the board;

•

as he considers appropriate, and with the assistance of our general counsel and corporate secretary, monitors communications with stockholders and other parties and provides copies or summaries to the other directors; and

•	otherwise consults with our chairman and chief executive officer on matters relating to corporate governance and board performance.

•

Prohibition on Future Tax “Gross-Up” Arrangements. In February 2015, our compensation committee recommended, and our board approved, a prohibition against our agreeing to make any tax gross-up payments in the future, effective as of February 4, 2015. This prohibition does not modify the terms of any existing arrangement or limit our ability to extend, renew or amend existing arrangements that already provide for such an arrangement.

•

Clawback Policy. In February 2015, our board adopted a clawback policy, effective as of February 4, 2015. All equity and non-equity incentive-based compensation granted after the policy’s adoption, including stock options awarded as compensation, will be subject to this clawback policy. The policy provides that if an accounting restatement is required due to our material noncompliance with any financial reporting requirement under the U.S. federal securities laws, then all of our executive officers, regardless of whether or not they were at fault in the circumstances leading to the restatement, will be subject to forfeiting any excess of the incentive compensation they earned over the prior three years over what they would have earned if there had not been a material noncompliance in our financial reporting.

•

Enhanced Prohibition on Hedging and Pledging our Shares. Since February 4, 2015, we prohibit our directors and employees from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our company’s securities. We also prohibit all short sales and purchases or sales of puts, calls or other derivative securities based on our company’s securities by our directors and employees, including our executive officers.

Other Recent Compensation and Governance Changes

Prior to our recently renewed investor outreach effort, we had taken several other steps to enhance our corporate governance and executive compensation practices in recent years. These previous initiatives included, in 2013, eliminating the automatic 5% salary increase for our named executive officers, eliminating both the evergreen and discretionary share increase provisions in our Amended and Restated 2005 Stock Incentive Plan, and prohibiting the repricing of options granted under the plan without stockholder approval. Our dual class capital structure, which effectively afforded a single stockholder the right to elect a majority of our directors, was eliminated in 2012.

Compensation and Governance Changes	Year
Eliminated automatic 5% salary increases for the top three executives	2013
Eliminated evergreen and discretionary share increase provisions in stock incentive plan	2013
Added policy prohibiting re-pricing of stock options without shareholder approval	2013
Terminated dual-class capital structure	2012

We believe these efforts have helped to address stockholder concerns and more closely align our corporate governance and executive compensation practices with best practices. Our management and board and its committees continue to explore ways in which our corporate governance and executive compensation practices can be improved, and we look forward to continued engagement with our stockholders on these matters.

Objectives and Philosophy of Our Executive Compensation Program

The fundamental objectives of our compensation policies are to attract, reward and retain high quality executives, to accomplish our short and long-term goals and, as a result, to enhance stockholder value. In order to achieve these goals, the compensation committee seeks to provide compensation opportunities that are competitive in the marketplace, both in terms of the overall levels of compensation and the individual components of compensation. We provide a portion of our executive compensation in the form of stock options and RSUs that vest over time, which we believe helps to retain our executive officers and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation. The compensation committee intends that if an officer as an individual and our company as a whole achieve the individual and company performance goals determined by the compensation committee, then the officer should have an opportunity to receive compensation that is competitive with industry norms. In addition, the compensation committee intends that the compensation of each of our executive officers is commensurate with his or her position and responsibilities and equitable in comparison with the compensation of our other executive officers.

Determining Executive Compensation

The compensation committee has implemented an annual performance review program for our executives under which annual performance goals are determined early in each calendar year for each of our executive officers. These goals include both corporate goals and individual goals that facilitate the achievement of the corporate goals. Recommendations relating to the goals for our executive officers are developed by our chief executive officer and chief financial officer, and are presented by our chief executive officer to the compensation committee. The compensation committee then establishes the goals, and annual bonuses are tied to the achievement of these corporate and individual performance goals.

During the first calendar quarter of each year, we evaluate individual and corporate performance against the goals for the recently completed year. The chief executive officer presents to the compensation committee an evaluation of each of the other executive officers, as well as a recommendation by the chief executive officer for annual stock-based awards and bonuses, if any. The compensation committee then discusses these evaluations and recommendations, as well as its own evaluation and recommendation with respect to the chief executive officer, and approves bonuses and any other awards, if any, for the executives. In addition, during the fourth quarter of the prior year or the first quarter of the current year, the chief executive officer makes recommendations to the compensation committee relating to annual base salary increases for the current year. The compensation committee then discusses these recommendations, as well as its own recommendation with respect to the chief executive officer, and approves the base salary of our executive officers. Approved annual base salary increases, if any, are generally effective as of January 1 of the current year.

Each year, the board has approved the grant of a certain number of stock options to employees under our Amended and Restated 2005 Stock Incentive Plan and delegated to our chief executive officer the authority to grant those awards to specific employees. The chief executive officer is not authorized to grant options to himself, any other director or any executive officer. In addition, the chief executive officer is not authorized to grant, in the aggregate, options with respect to more than the number of shares of common stock specifically approved by the compensation committee.

The compensation committee has the authority, without approval of the board of directors, to retain and terminate any independent, third-party compensation consultant and to obtain independent advice and assistance from internal and external legal, accounting and other advisors. The compensation committee retained Gallagher in 2014 as an independent advisor to the Cynosure compensation committee on executive and director compensation matters.

Roles of Executives in Establishing Executive Compensation. Michael Davin, our chief executive officer, and Timothy Baker, our president and chief financial officer, are actively involved in the executive compensation process. Mr. Davin reviews the performance of each of the executive officers (other than his own performance) and recommends to the compensation committee base salary increases and bonus and long-term incentive awards for such individuals. He provides the compensation committee with both short and long-term recommended financial and non-financial performance goals for our company that are used in our cash incentive plans to link pay with performance. Mr. Davin also provides his views to the compensation committee with respect to the executive compensation program’s ability to attract, retain and motivate the level of executive talent necessary to achieve our goals. Mr. Baker works with Mr. Davin to develop the recommended base salary increases, bonus levels and long-term incentive awards for executive officers other than Messrs. Davin and Baker, and provides analysis on the ability of the executive compensation program to attract, retain, and motivate our executive team. Mr. Davin and Mr. Baker report their findings to the compensation committee, but do not participate in the compensation committee’s executive sessions.

Role of Compensation Consultant. In 2013, Gallagher helped the compensation committee to review our executive compensation strategy, to assess the competitiveness of our executive compensation and to provide recommendations with respect to both the levels and structure of compensation for our executives. Gallagher assessed the following components of our annual cash and equity compensation program:

•	base salary;

•	target bonus;

•	target total cash compensation;

•	long-term incentives; and

•	total cash compensation and long term incentive value, which we refer to as total direct compensation.

Gallagher assessed the competitiveness of executive compensation through comparisons with peer groups and survey sources while additionally assessing our performance to ensure compensation levels were appropriately tied to performance. With the assistance of Gallagher, in October 2013 the compensation committee reviewed the compensation levels of our executive officers against compensation levels at peer group companies that were selected based on the following criteria:

•	companies that an outsider, with no knowledge of our internal deliberations on the topic, would agree offer reasonable comparisons for pay and performance purposes;

•	companies that generally overlap with the labor market for talent, but may not be identical;

•

companies with revenues of approximately one-half to two times our revenues, of which approximately 75% have higher revenues and 25% have lower revenues than we had (at the time of selection in 2013), which allowed for industry leaders;

•	companies whose business model, characteristics, growth potential, and human capital intensity are similar, though not necessarily identical, to ours;

•	public companies based in the United States whose compensation and firm financial data are available in proxy statements and Form 10-K filings; and

•	companies that are large enough to have similar executive positions, to ensure statistical significance.

Based on these criteria, the compensation committee selected the following companies in our peer group:

• Analogic, Inc.	• Merit Medical Systems, Inc.
• AngioDynamics, Inc.	• Natus Medical Incorporated
• Arthrocare Corporation	• NxStage Medical, Inc.
• Cantel Medical Corporation	• PhotoMedex, Inc.
• Exactech, Inc.	• Symmetry Medical, Inc.
• Globus Medical, Inc.	• Thoratec Corporation
• ICU Medical, Inc.	• Volcano Corporation
• Masimo Corporation	• Wright Medical Group, Inc.

Based on Gallagher’s 2013 analysis, compensation for Mr. Davin, our chief executive officer and chairman of the board of directors, was found to be near the median pay based on the chief executive officers in the peer group. With regard to Mr. Baker, Gallagher took into consideration Mr. Baker’s functional roles as chief financial officer and chief operating officer, and, with regard to Mr. Delaney, our executive vice president of worldwide sales, that he was involved with key strategic decisions and business planning. With regard to company performance, Gallagher, the compensation committee and the board considered the three-year total shareholder return, or TSR, was at the 94th percentile, revenue growth was above the 90th percentile since 2011, and EBITDA growth was in the 93rd percentile in 2012.

In connection with our ongoing executive compensation process, we are evaluating setting future target compensation levels at the median levels of our peer group.

Risk Considerations in our Executive Compensation Program

The compensation committee has discussed the concept of risk as it relates to our compensation policies and practices, and the committee does not believe that risks arising from our compensation policies and practices for employees are reasonably likely to have a material adverse effect on our business. Our compensation committee believes that any such risks are mitigated for the following reasons:

•

We have structured our pay to consist of both fixed (salary) and variable (cash bonus and equity) compensation. These variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so.

•	We have strict internal controls (e.g., over the recognition of revenue, etc.) which are designed to keep it from being susceptible to manipulation by any employee, including our executives.

•

Our focus on individual performance (through cash bonus programs) and stock price performance (through equity compensation programs) provides a check on excessive risk taking. Including time-vested RSUs as part of the long-term incentive mix is designed to reduce the possibility of risk-taking.

•	Our bonus program has had the same general structure for several years and there is no evidence that it encourages unnecessary or excessive risk taking.

Components of our Executive Compensation Program

The compensation committee considers the total compensation of each executive officer when making decisions about compensation.

Our compensation committee’s goal is to determine an appropriate mix between cash payments and equity incentive awards to meet short, intermediate and long-term goals and objectives. We do not have any formal or informal policy or target for allocating compensation by type of compensation. Instead, we have determined subjectively on a case-by-case basis the appropriate level and mix of the various compensation components designed to reward recent results and drive long-term company performance. Our executive officers receive a high percentage of compensation in variable forms, consisting of bonuses, stock options and RSUs. The grant value of stock options and RSUs, which we believe better align our executives with our stockholders, represents between 50% and 60% of annual target pay. In an effort to further address topics recently discussed with stockholders and ISS, and to even further align the interests of our executives with those of our stockholders, we have begun to design a performance-based compensation program and are evaluating its implementation for 2016.

The following charts illustrate the mix of compensation elements for our chief executive officer and our other executive officers, on an average basis, in 2014.

Our executive compensation generally includes three components:

•	base salary;

•	short-term incentives (cash bonuses and commissions); and

•	long-term incentives (stock options and RSUs).

Base Salary

The compensation committee seeks to establish base salaries for each position and level of responsibility that are competitive with those of executive officers in similar positions at other comparable companies. Base salaries are reviewed at least annually by our compensation committee, and are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Salary increases are based on individual performance, market conditions and company performance. To gauge market conditions, the compensation committee evaluated market data compiled by Gallagher. Base salaries are set upon review of market data provided to the compensation committee upon consideration of the executive officer’s experience, tenure, performance and potential. The compensation committee further considered the promotions and added responsibilities of the executive officers following our acquisition of Palomar Medical Technologies, Inc., or Palomar. For example, Mr. Baker was promoted to president, effective August 2014, in addition to his duties as chief operating officer and chief financial officer.

The base salaries of our named executive officers are subject to adjustment upon annual review by our board of directors. Prior to November 2013, such adjustments were to be no less than 105% of the annual base salary in effect for the immediately preceding year under the terms of the executive officers’ employment agreements. However, in November 2013, at our board’s request, the executive officers agreed to amend their employment agreements and remove the automatic 5% annual increase to base salary. Following such amendment, the base salaries of the executive officers are not required to be increased annually but in no event will we pay our named executive officers an annual base salary that is less than 100% of the annual base salary in effect for the immediately preceding year. For 2015, our executives’ base salaries will not increase.

The base salaries of our named executive officers in 2013, 2014 and 2015 are shown in the following table.

No Increase in 2015 Executive Base Salaries

Executive	2013 Salary	2014 Salary	2015 Salary
Michael R. Davin	$800,000	$850,000	$850,000
Timothy W. Baker	$525,000	$575,000	$575,000
Douglas J. Delaney	$375,000	$400,000	$400,000

Short-Term Incentives

Cash Bonuses and Commissions. The compensation committee believes that short-term incentives, in the form of cash bonuses and commissions, are important to motivate and reward our executive officers and are designed to promote growth in revenue and profits, which we believe is important as the company expands to align our compensation practices with stockholder concerns. In February 2014, the compensation committee recommended and the board approved a discretionary bonus payment target of 75% of the annual base salary for Messrs. Davin and Baker based upon individual performance goals set by our compensation committee as detailed below. For 2014, the compensation committee recommended actual bonus payments above the target and the board approved bonus payments of $1,275,000 to Mr. Davin, and $805,000 to Mr. Baker. Mr. Delaney, our executive vice president of worldwide sales, is entitled to receive commissions based on our sales and eligible for an annual target commission bonus (see “Employment Agreements” below), and for 2014, he received commission and bonus payments of $637,831. No other bonuses or commissions have been paid to our executives for 2014.

2014 Cash Bonuses and Commissions

	Target 2014 Bonus % of Salary	Actual 2014 Bonus % of Salary	2014 Payout $
Michael R. Davin	75%	150%	$1,275,000
Timothy W. Baker	75%	140%	$805,000
Douglas J. Delaney	Commissions Earned		$637,831

Michael R. Davin

The goals established for Mr. Davin for 2014 by our compensation committee, and performance against those goals, are summarized in the table and discussion below.

Financial Goal	2014 Target	2014 Result
Revenue growth	10%	This goal was achieved and exceeded, as our revenues increased 29% as compared to 2013, to $292.4 million.

Adjusted gross margin	58.4%	This goal was achieved and exceeded, as our adjusted gross margin was 58.6%.

Adjusted income from operations	13%	This goal was not achieved, as adjusted income from operations was 12%; however, this was in part as a result of planned strategic increases in investments in research and development and investments in future growth.

Adjusted earnings per share	$1.25	This goal was not achieved, adjusted earnings per share was $1.10; however, this was in part as a result of planned strategic increases in investments in research and development and sales and marketing.

Operational Goal	Result
Evaluate and drive strategic opportunities	This goal was achieved as we completed the acquisition of assets of Ellman International and entered into a distribution agreement for the Mona Lisa Touch system.

Oversee the expansion of our international and North American business	This goal was achieved as we completed integration of number of former international Palomar offices, opened a third direct sales office in China, consolidated our international distribution capabilities and expanded our North American sales force.

Drive research and development projects	This goal was achieved as prepared for our on-schedule 2015 launch of an additional wavelength for our PicoSure system, continued development of and introduced a non-invasive body sculpting platform targeted for 2015 launch, and continued on-schedule development of a new aesthetic workstation.

Oversee ConBio facility closure and integration	This goal was achieved as closure and integration of the former Freemont, California ConBio facility to our Westford, Massachusetts corporate headquarters was completed on schedule.

Timothy W. Baker

The goals established for Mr. Baker for 2014 by our compensation committee, and performance against those goals, are summarized in the table and discussion below.

Financial Goal	2014 Target	2014 Result
Revenue growth	10%	This goal was achieved and exceeded, as our revenues increased 29% as compared to 2013, to $292.4 million.

Adjusted gross margin	58.4%	This goal was achieved and exceeded, as our adjusted gross margin was 58.6%.

Adjusted income from operations	13%	This goal was not achieved, as adjusted income from operations was 12%; however, this was in part as a result of planned strategic increases in investments in research and development and investments in future growth.

Adjusted earnings per share	$1.25	This goal was not achieved, adjusted earnings per share was $1.10; however, this was in part as a result of planned strategic increases in investments in research and development and sales and marketing.

Operational Goal	Result
Oversee move of Burlington, Massachusetts former Palomar operations to Westford, Massachusetts and complete expansion of Westford facilities	This goal was achieved, as this move and expansion were successfully completed on schedule.

Manage efforts to introduce and integrate non-organic growth opportunities through acquisitions and license opportunities	This goal was achieved as we completed the acquisition of assets of Ellman International and entered into a distribution agreement for the Mona Lisa Touch system.

Manage investor relations and outreach	This goal was achieved, as three additional sell-side analysts initiated coverage on our company in 2014, and we presented at numerous investor conferences.

Manage the worldwide service organization to achieve budgeted goals for revenue growth and service level/satisfaction	This goal was achieved, as we met our organic service revenue budget and served our customers with a high level of service.

Manage our regulatory and quality organization	This goal was achieved as a number of compliance objectives were met, including a successful FDA QMS audit, and several other audits with no significant issues.

Manage external financial relationships to ensure regulatory compliance and maximize stockholder value	This goal was achieved as we successfully managed external financial relationships and our compliance function.

Douglas J. Delaney

The goals established for Mr. Delaney for 2014 by our compensation committee, and performance against those goals, are summarized in the table and discussion below. Mr. Delaney is entitled to receive commissions based on our sales.

Goal	Result
Increase worldwide product revenue	This goal was partially achieved, as worldwide product revenue increased to 96% of our target.

Achieve adjusted gross margin of 58.4%	This goal was achieved and exceeded, as our adjusted gross margin was 58.6%..

Implement integration and cross selling organization	This goal was achieved as we successfully cross-trained our direct salesforce, opened a third direct sales office in China, consolidated our international distribution capabilities and expanded our North American sales force.

Long-Term Incentives

Stock-Based Awards. The compensation committee uses stock-based awards to help align the interests of our executive officers with those of our stockholders and to encourage our executive officers to contribute to our long-term market performance. Traditionally, the compensation committee has recommended and the board has granted stock-based awards to our executive officers in the form of stock options that vest in three-month installments over three years, with an exercise price equal to the closing market price of our class A common stock on the date of grant, so that the officer will earn no compensation from his or her options unless the market price of our common stock increases beyond the exercise price. In February 2014, based on the market data compiled by Gallagher, in addition to stock options, the compensation committee recommended and the board granted RSUs that vest in equal annual installments over three years, with a target 75/25 value split between stock options and RSUs, which is relatively consistent with the peer group practices emphasizing stock options with a smaller share of RSUs. In determining the size of stock-based awards to our executive officers, our compensation committee considers our company-level performance, the applicable executive officer’s performance, the amount of equity previously awarded to the executive officer, the vesting of such awards and the recommendations of management.

Generally, the compensation committee recommends and the board approves the annual long-term equity incentive grants to the executive officers at the first board meeting of each fiscal year, with the grant date being the second day of trading after the annual results of operations are announced. An exception to this policy would be with respect to the new hire of an executive officer, with the grant date being the hiring date. The exercise price and grant price of stock options, respectively, are the closing market price of our class A common stock on the Nasdaq Global Market on the grant date. In certain circumstances, the compensation committee may also consider discretionary long-term equity incentive awards for executive officers’ individual performance.

In reviewing the grant recommendations made by Gallagher, the compensation committee considered:

•	company performance;

•	each executive officer’s performance and contribution during the fiscal year, including additional responsibilities following acquisition of Palomar;

•	competitive practices; and

•	the proportion of options and RSUs granted to each named executive officer during prior fiscal years.

In February 2014, we made the following equity grants to our named executive officers with corresponding values determined based on the closing market price of our class A common stock on the date of grant.

	Stock Options (Shares)	RSUs (Shares)	Stock Option Value	RSU Value	Total Long-Term Incentive Value
Michael R. Davin	144,470	23,640	$1,627,211	$695,016	$2,322,227
Timothy W. Baker	70,000	10,600	$786,961	$311,640	$1,098,601
Douglas J. Delaney	70,000	10,600	$786,961	$311,640	$1,098,601

Historically, all equity grants have been time-vested. As a result of our recent investor outreach efforts, our compensation committee has begun to review various design alternatives for the possible introduction of performance based equity grants for 2016.

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. The 401(k) plan includes a matching component where we will match an employee’s contribution, on a dollar for dollar basis, up to a maximum of $3,000 for 2014. The employee contributions are subject to the maximum limitations as set forth in the Internal Revenue Code of 1986, as amended, or the Code.

During 2014, our aggregate matching contribution to each of the named executive officers was $9,000.

Equity Award Grant Dates

Our compensation committee and board of directors follow specific practices regarding the grant dates of stock options, RSUs and other stock-based awards for our executive officers and employees. The exercise price of stock options equals the closing price of our common stock on the grant date.

New Hire Grants. The grant date of any award to a newly-hired executive officers or employee is the date on which the individual commences employment with us (or the next succeeding business day that NASDAQ is open for trading).

Annual Grants. The grant date of any annual awards to executive officers and senior management is the day after our fourth quarter earnings release.

We do not otherwise time or select the grant dates of any stock options or stock-based awards in coordination with our release of material non-public information, nor do we have any program, plan or practice to do so.

Tax Considerations

Section 162(m) of the Code generally prohibits public companies from taking a tax deduction for compensation in excess of $1,000,000 paid to its chief executive officer and three other officers (other than the chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among the most highly compensated executive officers, unless certain requirements are met. The compensation committee reviews the impact of Section 162(m) on our compensation programs, however, the compensation committee may choose from time to time to authorize executive compensation that is not exempt from the $1,000,000 limit if the compensation committee believes the compensation is appropriate and in the best interests of our company and our stockholders, after taking into consideration general business conditions and the performance of our executives.

EXECUTIVE COMPENSATION

Our Executive Officers

Our executive officers and their respective ages and positions as of March 16, 2015 are described below. Our officers serve until they resign or the board terminates their position.

Michael R. Davin. Age 57. Chief Executive Officer and Chairman of the Board of Directors. For more information, see “Our Board of Directors” above.

Timothy W. Baker. Age 54. President, Chief Operating Officer, Chief Financial Officer and Treasurer. Mr. Baker has been our president since July 2014, our chief operating officer since 2013 and our chief financial officer and treasurer since 2004. From 2004 until July 2014, Mr. Baker also served as our executive vice president. From 2003 to 2004, Mr. Baker served as vice president, finance of Stryker Biotech, a division of Stryker Corporation, a medical products and services provider. From 2000 to 2003, Mr. Baker served as president and chief financial officer of Photoelectron Corp., a provider of miniature x-ray systems for radiation therapy. From 1996 to 2000, Mr. Baker served as the chief financial officer and vice president of operations of Radionics, Inc., a provider of surgical devices. Mr. Baker holds an M.B.A. in operations management.

Douglas J. Delaney. Age 47. Executive Vice President of Worldwide, Sales. In June 2013, Mr. Delaney became our executive vice president of worldwide sales. Mr. Delaney has worked in medical laser sales for more than 16 years. From February 2005 through June 2013, Mr. Delaney was our executive vice president of sales. From 2004 until 2005, Mr. Delaney was our vice president, North American sales, and from 2003 until 2004, he was our director of North American sales. From 1999 to 2003, Mr. Delaney served as national sales manager of Cutera, Inc.

Compensation Summary

The following table contains information with respect to the compensation for the periods indicated of our chief executive officer, chief financial officer and the other most highly compensated executive officer serving as executive officer at the end of the last completed fiscal year other than the chief executive officer and chief financial officer. We refer to the executive officers identified in this table as the “named executive officers.”

2014 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	All Other Compensation(2)	Total
Michael R. Davin(3)	2014	$850,000	$1,275,000	$695,016	$1,627,211	$3,000	$4,450,227
Chief Executive Officer	2013	$759,478	$1,425,000	$—	$1,269,100	$3,000	$3,456,578
	2012	$655,923	$1,000,000	$—	$596,099	$2,500	$2,254,522
Timothy W. Baker	2014	$575,000	$805,000	$311,640	$786,961	$3,000	$2,481,601
President,	2013	$472,029	$910,000	$—	$823,593	$3,000	$2,208,622
Chief Operating Officer, Chief Financial Officer and Treasurer	2012	$379,209	$530,000	$—	$383,207	$2,500	$1,294,916
Douglas J. Delaney	2014	$400,000	$637,831	$311,640	$786,961	$3,000	$2,139,432
Executive Vice President,	2013	$348,431	$670,000	$—	$823,593	$3,000	$1,845,024
Sales	2012	$298,394	$340,033	$—	$383,207	$2,500	$1,024,134

(1)

Stock awards consist of RSUs. These amounts represent the aggregate grant date fair value of stock option and RSU awards for 2014, 2013 and 2012, respectively, computed in accordance with FASB ASC 718.

These amounts do not represent the actual amounts paid to or realized by the named executive officer for these awards during the respective years. We recognize the value as of the grant date for stock options and RSUs over the number of days of service required for the grant to become vested.

All stock options and RSUs were granted under our Amended and Restated 2005 Stock Incentive Plan. The stock options vest over three years at the rate of 8.33% every three months subsequent to the date of grant. The RSUs vest over three years at the rate of approximately 33% of the shares on each one year anniversary of the grant date. Vested stock options and RSUs terminate upon the earlier of thirty-days following termination of employment, subject to certain exceptions, or ten years from the date of grant.

The grant date fair value per share of each RSU award granted to our named executive officers in 2014 was $29.40 and was based on the fair market value of our class A common stock on the date of grant. The following table includes the assumptions used to calculate the grant date fair value amounts included in the “Option Awards” column on a grant by grant basis.

				Assumptions
Name	Grant Date	Option Awards: Number of Securities Underlying Options (#)	Exercise Price ($/Sh)	Volatility (%)	Expected Life (years)	Risk-Free Interest Rate (%)	Dividend Yield (%)	Grant Date Fair Value Per Share
Michael R. Davin	2/13/14	144,740	29.40	44	4.56	1.51	—	$11.2423
	10/30/13	60,000	22.12	44	2.00	0.33	—	$5.4201
	2/13/13	70,000	28.68	56	4.80	0.92	—	$13.4842
	2/15/12	70,000	16.46	57	5.81	0.81	—	$8.5157

Timothy W. Baker	2/13/14	70,000	29.40	44	4.56	1.51	—	$11.2423
	10/30/13	40,000	22.12	44	2.00	0.33	—	$5.4201
	2/13/13	45,000	28.68	56	4.80	0.92	—	$13.4842
	2/15/12	45,000	16.46	57	5.81	0.81	—	$8.5157

Douglas J. Delaney	2/13/14	70,000	29.40	44	4.56	`.51	—	$11.2423
	10/30/13	40,000	22.12	44	2.00	0.33	—	$5.4201
	2/13/13	45,000	28.68	56	4.80	0.92	—	$13.4842
	2/15/12	45,000	16.46	57	5.81	0.81	—	$8.5157

For a more detailed description of the assumptions used for purposes of determining grant date fair value, see Note 2 to our audited consolidated financial statements for the year ended December 31, 2014 included in our Annual Report on Form 10-K filed with the SEC on March 13, 2015.

(2)	The amounts shown in this column reflect the amounts we contributed to the 401(k) plan for the named executive officers.
(3)	Mr. Davin receives no compensation for his service as a director.

2014 Grants of Plan-Based Awards

The following table shows information concerning grants of plan-based awards made during 2014 to the named executive officers.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	All Other Option Awards: Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards
Michael R. Davin	2/13/14	—	144,740	29.40	$1,627,211	(4)
Michael R. Davin	2/13/14	23,640	—	—	$695,016	(5)
Timothy W. Baker	2/13/14	—	70,000	29.40	$786,961	(4)
Timothy W. Baker	2/13/14	10,600	—	—	$311,640	(5)
Douglas J. Delaney	2/13/14	—	70,000	29.40	$786,961	(4)
Douglas J. Delaney	2/13/14	10,600	—	—	$311,640	(5)

(1)	Represents RSUs granted under our Amended and Restated 2005 Stock Incentive Plan. These RSUs vest, so long as the executive continues to be employed with us, as to approximately 33% of the shares on each one year anniversary of the grant date.
(2)	Represents stock options granted under our Amended and Restated 2005 Stock Incentive Plan. These options become exercisable, so long as the executive continues to be employed with us, as to approximately 8.33% of the shares on each three-month anniversary of the grant date.
(3)	Based on the fair market value of our class A common stock on the date of grant.
(4)	The grant date fair value of each of these options was $11.2423 per share and was computed using a Black-Scholes valuation methodology. We estimated the full grant date fair value of these options using the following assumptions: 1.51% risk free interest rate; 0% dividend yield; 44% expected volatility; and a 4.56-year expected life. The grant date fair value is generally the amount that we would expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures.
(5)	The grant date fair value of each of these RSUs was $29.40 per share and was based on the fair market value of our class A common stock on the date of grant. The grant date fair value is generally the amount that we would expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table shows information regarding unexercised stock options and RSUs held by the named executive officers as of December 31, 2014. The named executive officers did not hold any stock awards as of December 31, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested
Michael R. Davin	25,001	—	$17.45	5/8/2016	(1)	—		—
	26,667	—	$17.61	11/20/2016	(1)	—		—
	60,000	—	$22.65	2/14/2017	(1)	—		—
	20,000	—	$28.34	8/8/2017	(1)	—		—
	31,000	—	$23.97	2/13/2018	(1)	—		—
	64,166	5,834	$16.46	2/15/2022	(1)	—		—
	40,833	29,167	$28.68	2/13/2023	(1)	—		—
	60,000	—	$22.12	10/30/2023	(2)	—		—
	36,184	108,556	$29.40	2/13/2024	(1)	—		—
	—	—	$—	—		17,731	(3)	$486,211	(4)
Timothy W. Baker	15,001	—	$17.45	5/8/2016	(1)	—		—
	13,334	—	$17.61	11/20/2016	(1)	—		—
	30,000	—	$22.65	2/14/2017	(1)	—		—
	10,000	—	$28.34	8/8/2017	(1)	—		—
	19,000	—	$23.97	2/13/2018	(1)	—		—
	41,249	3,751	$16.46	2/15/2022	(1)	—		—
	26,249	18,751	$28.68	2/13/2023	(1)	—		—
	40,000	—	$22.12	10/30/2023	(2)	—		—
	17,499	52,501	$29.40	2/13/2024	(1)	—		—
	—	—	$—	—		7,951	(3)	$218,016	(4)
Douglas J. Delaney	15,001	—	$17.45	5/8/2016	(1)	—		—
	13,334	—	$17.61	11/20/2016	(1)	—		—
	30,000	—	$22.65	2/14/2017	(1)	—		—
	10,000	—	$28.34	8/8/2017	(1)	—		—
	19,000	—	$23.97	2/13/2018	(1)	—		—
	41,249	3,751	$16.46	2/15/2022	(1)	—		—
	26,249	18,751	$28.68	2/13/2023	(1)	—		—
	40,000	—	$22.12	10/30/2023	(2)	—		—
	17,499	52,501	$29.40	2/13/2024	(1)	—		—
	—	—	$—	—		7,951	(3)	$218,016	(4)

(1)	The stock options were granted under our Amended and Restated 2005 Stock Incentive Plan and vest 8.33% on the first day of each calendar quarter subsequent to the date of the grant. The grant date of each option is listed in the table below by expiration date.
(2)	The stock options were granted under our Amended and Restated 2005 Stock Incentive Plan and vest 25% on the first day of each calendar quarter subsequent to the date of the grant. The grant date of each option is listed in the table below by expiration date.
(3)	The RSUs were granted under our Amended and Restated 2005 Stock Incentive Plan and vest approximately 33% on the first day of each calendar year subsequent to the date of the grant.
(4)	The market value was calculated based on $27.42 per share, the closing price of our class A common stock on December 31, 2014.

Expiration Date	Grant Date
5/8/2016	5/8/2006
11/20/2016	11/20/2006
2/14/2017	2/14/2007
8/8/2017	8/8/2007
2/13/2018	2/13/2008
2/15/2022	2/15/2012
2/13/2023	2/13/2013
10/30/2023	10/30/2013
2/13/2024	2/13/2014

2014 Option Exercises and Stock Vested

The following table contains information about the exercise of stock options by, and RSU awards that vested for, each of our named executive officers during 2014:

	Option Awards		RSU Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
Michael R. Davin	132,781	2,253,268	5,909	139,533
Timothy W. Baker	69,758	1,164,816	2,649	62,552
Douglas J. Delaney	58,750	961,037	2,649	62,552

(1)	Value realized represents the difference between the closing price per share of our common stock on the date of exercise and the exercise price per share, multiplied by the number of shares acquired on exercise.
(2)	Value realized represents the closing price per share of our common stock on the vesting date, multiplied by the number of shares vested under the RSU award.

Potential Payments upon Termination or Change in Control

The table below shows the estimated incremental value transfer to each named executive officer under various scenarios relating to a termination of employment. The table below assumes that such termination occurred on December 31, 2014. The actual amounts that would be paid to any named executive officer can only be determined at the time of an actual termination of employment and would vary from those listed below. The estimated amounts listed below are in addition to any retirement, welfare and other benefits that are available to our full-time employees generally.

	Retirement, Resignation or Termination for Cause		Termination without Cause		Resignation for Good Reason		Termination Following Change in Control
Michael R. Davin
Severance Payment	$1,307,692	(1)	$5,091,672	(2)	$5,091,672	(2)	$7,600,639	(2)(4)
Value of Accelerated Vesting of Equity Compensation	$—		$550,125	(3)	$550,125	(3)	$550,125	(3)

Total	$1,307,692		$5,641,797		$5,641,797		$8,150,764
Timothy W. Baker
Severance Payment	$827,115	(1)	$3,330,702	(2)	$3,330,702	(2)	$4,940,480	(2)(4)
Value of Accelerated Vesting of Equity Compensation	$—		$259,127	(3)	$259,127	(3)	$259,127	(3)

Total	$827,115		$3,589,829		$3,589,829		$5,199,607
Douglas J. Delaney
Severance Payment	$653,216	(1)	$2,797,186	(2)	$2,797,186	(2)	$4,335,579	(2)(4)
Value of Accelerated Vesting of Equity Compensation	$—		$259,127	(3)	$259,127	(3)	$259,127	(3)

Total	$653,216		$3,056,313		$3,056,313		$4,594,706

(1)	Pursuant to the terms of the employment agreements we have entered into with each executive officer, these amounts include (a) the accrued 2014 annual target performance bonus or commissions bonus prorated to the date of termination, which date of termination is assumed to have occurred on December 31, 2014 and (b) accrued but unused vacation time.
(2)	Pursuant to the terms of the employment agreements we have entered into with each executive officer, these amounts include (a) base salary at December 31, 2014 for an additional 24 months; (b) calendar year 2014 annual target performance bonus or commissions bonus; (c) 110% of calendar year 2014 annual performance bonus or commissions bonus paid for 2014; (d) accrued calendar year 2014 annual performance bonus or commissions bonus; (e) the executive’s cost for continuing COBRA for 18 months and any other benefits for 24 months; and (f) accrued but unused vacation time.
(3)	All outstanding stock options or stock rights granted to Messrs. Davin, Baker and Delaney will become immediately exercisable in full if the option or right holder is terminated without cause, resigns for good reason, or is terminated within 18 months following a change of control. The value of the accelerated vesting of equity compensation was calculated by multiplying the number of shares underlying the portion of stock options that would accelerate upon termination without cause, resignation for good reason or termination following a change in control, and that have exercise prices less than the closing market price of our class A common stock on December 31, 2014, by $27.42, the closing market price of our common stock on December 31, 2014, and then deducting the aggregate exercise price for those options.
(4)	Pursuant to the terms of the employment agreements we have entered into with each executive officer, the amounts for Mr. Davin, Mr. Baker and Mr. Delaney include tax gross-ups of $2,508,967, $1,609,778 and $1,538,393, respectively, for excise taxes pursuant to Section 4999 of the Code. In February 2015, our compensation committee recommended, and our board approved, a prohibition against our agreeing to make any tax gross-up payments in the future, effective as of February 4, 2015. This prohibition does not modify the terms of any existing arrangement or limit our ability to extend, renew or amend existing arrangements that already provide for such an arrangement.

Employment Agreements

Michael R. Davin. Pursuant to an employment agreement entered into in December 2008 and further amended in December 2010, July 2011 and November 2013, we employ Mr. Davin as our chief executive officer. Under this agreement, Mr. Davin is entitled to an annual base salary that is subject to adjustment upon annual review by our board of directors, but in no event will we pay Mr. Davin an annual base salary that is less than 100% of the annual base salary in effect for the immediately preceding year during the term of the employment agreement. Mr. Davin’s annual base salary has been adjusted by our board of directors and was $850,000 as of December 31, 2014. The agreement provides for an annual performance bonus of an amount as determined in the discretion of the compensation committee.

Mr. Davin’s employment agreement has an initial term of three years and will automatically renew for additional periods of two years each until either party gives written notice of termination to the other party no later than 12 months prior to the end of the initial or extended term. Upon the termination of his employment without cause or following a change of control, or if he terminates his employment for good reason, Mr. Davin has the right to receive his base salary and other compensation and benefits under his employment agreement for 24 months, including the cost for continuing COBRA for 18 months. He is also entitled to receive (i) his accrued but unused vacation time, (ii) the full amount of his annual target performance bonus for the calendar year of such termination or resignation, (iii) on or before the first anniversary of the effective date of his termination or resignation, but in any event not before January 1 of the year in which such first anniversary occurs, 110% of the annual target performance bonus paid in the calendar year of termination or resignation, and (iv) the accrued annual target performance bonus for the calendar year of such termination prorated to the date of termination. Mr. Davin is only entitled to (i) his accrued but unused vacation time and (ii) the accrued annual target performance bonus for the calendar year of termination prorated to the date of termination if we terminate him for cause or if he resigns without good reason. Pursuant to this agreement, except as provided in the following sentence, Mr. Davin is prohibited from competing with us and soliciting our customers, prospective customers or employees for a period of 12 months if we terminate him for any reason. This non-competition period does not apply if Mr. Davin is terminated without cause, resigns for good reason or is terminated because we failed to obtain the agreement of any successor to us to assume Mr. Davin’s employment agreement as required by the employment agreement. The employment agreement with Mr. Davin also contains a tax gross-up provision whereby if Mr. Davin incurs an excise tax pursuant to Section 4999 of the Code by reason of his receipt of a payment that is contingent on a change in our ownership or control and constitutes an excess parachute payment as defined in Section 280G of the Code, Mr. Davin will receive a gross-up payment in an amount that generally will place him in the same after-tax position that he would have been in if no excise tax had applied and no gross-up payment was made.

Timothy W. Baker. Pursuant to an employment agreement entered into in December 2008 and further amended in November 2013, we employ Mr. Baker as our president, chief operating officer, chief financial officer and treasurer. Under this agreement, Mr. Baker is entitled to an annual base salary that is subject to adjustment upon annual review by our board of directors, but in no event will we pay Mr. Baker an annual base salary that is less than 100% of the annual base salary in effect for the immediately preceding year during the term of the employment agreement. Mr. Baker’s annual base salary has been adjusted by our board of directors and was $575,000 as of December 31, 2014. Mr. Baker is also eligible to earn an annual target performance bonus based on target performance goals set by our compensation committee for each calendar year. Mr. Baker’s employment agreement has an initial term of three years and will automatically renew for additional periods of two years each until either party gives written notice of termination to the other party no later than 12 months prior to the end of the initial or extended term. Upon the termination of his employment without cause or following a change of control, or if he terminates his employment for good reason, Mr. Baker has the right to receive his base salary and other compensation and benefits under his employment agreement for 24 months, including the cost for continuing COBRA for 18 months. He is also entitled to receive (i) his accrued but unused vacation time, (ii) the full amount of his annual target performance bonus for the calendar year of such termination or resignation, (iii) on or before the first anniversary of the effective date of his termination or resignation, but in any event not before January 1 of the year in which such first anniversary occurs, 110% of the annual target performance bonus paid in the calendar year of termination or resignation, and (iv) the accrued annual target performance bonus for the calendar year of such termination prorated to the date of termination. Mr. Baker is only entitled to (i) his accrued but unused vacation time and (ii) the accrued annual target performance bonus for the calendar year of termination prorated to the date of termination if we terminate him for cause or if he resigns without good reason. Pursuant to this agreement, except as provided in the following sentence, Mr. Baker is prohibited from competing with us and soliciting our customers, prospective customers or employees for a period of 12 months if we terminate him for any reason. This non-competition period does not apply if Mr. Baker is terminated without cause, resigns for good reason or is terminated because we failed to obtain the agreement of any successor to us to assume Mr. Baker’s employment agreement as required by the employment agreement. The employment agreement with Mr. Baker also contains a tax gross-up provision whereby if Mr. Baker incurs an excise tax pursuant to Section 4999 of the Code, by reason of his receipt of a payment that is contingent on a change in our ownership or control and constitutes an excess parachute payment as defined in Section 280G of the Code, Mr. Baker will receive a gross-up payment in an amount that generally will place him in the same after-tax position that he would have been in if no excise tax had applied and no gross-up payment was made.

Douglas J. Delaney. Pursuant to an employment agreement entered into in December 2008 and further amended in November 2013, we employ Mr. Delaney as our executive vice president of worldwide sales. Under this agreement, Mr. Delaney is entitled to an annual base salary that is subject to adjustment upon annual review by our board of directors, but in no event will we pay Mr. Delaney an annual base salary that is less than 100% of the annual base salary in effect for the immediately preceding year during the term of the employment agreement. Mr. Delaney’s annual base salary has been adjusted by our board of directors and was $400,000 as of December 31, 2014. Mr. Delaney is also eligible to earn an annual target commission bonus based on target performance goals set by our compensation committee for each calendar year. Mr. Delaney’s employment agreement has an initial term of three years and will automatically renew for additional periods of two years each until either party gives written notice of termination to the other party no later than 12 months prior to the end of the initial or extended term. Upon the termination of his employment without cause or following a change of control, or if he terminates his employment for good reason, Mr. Delaney has the right to receive his base salary and other compensation and benefits under his employment agreement for 24 months, including the cost for continuing COBRA for 18 months. He is also entitled to receive (i) his accrued but unused vacation time, (ii) the full amount of his annual target commission bonus for the calendar year of such termination or resignation, (iii) on or before the first anniversary of the effective date of his termination or resignation, but in any event not before January 1 of the year in which such first anniversary occurs, 110% of the annual target performance bonus paid in the calendar year of termination or resignation, and (iv) the accrued annual target performance bonus for the calendar year of such termination prorated to the date of termination. Mr. Delaney is only entitled to (i) his accrued but unused vacation time and (ii) the accrued annual target performance bonus for the calendar year of termination prorated to the date of termination if we terminate him for cause or if he resigns without good reason. Pursuant to this agreement, except as provided in the following sentence, Mr. Delaney is prohibited from competing with us and soliciting our customers, prospective customers or employees for a period of 12 months if we terminate him for any reason. This non-competition period does not apply if Mr. Delaney is terminated without cause, resigns for good reason or is terminated because we failed to obtain the agreement of any successor to us to assume Mr. Delaney’s employment agreement as required by the employment agreement. The employment agreement with Mr. Delaney also contains a tax gross-up provision whereby if Mr. Delaney incurs an excise tax pursuant to Section 4999 of the Code, by reason of his receipt of a payment that is contingent on a change in our ownership or control and constitutes an excess parachute payment as defined in Section 280G of the Code, Mr. Delaney will receive a gross-up payment in an amount that generally will place him in the same after-tax position that he would have been in if no excise tax had applied and no gross-up payment was made.

In each of the employment agreements with our named executive officers, “cause” is defined as:

•

acts or omissions constituting gross negligence or willful misconduct on the part of the named executive officer with respect to the named executive officer’s obligations to us or otherwise relating to our business, in each case as determined in good faith by us;

•	the named executive officer’s material breach of his employment agreement or our Executive Innovations and Proprietary Rights Agreement;

•

the named executive officer’s conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude or fiduciary duty in connection with the performance of his obligations to us;

•	the named executive officer’s willful neglect of duties as determined in the good faith by us;

•	the named executive officer’s failure to perform the essential functions of his position, with reasonable accommodation, due to a mental or physical disability; or

•	the named executive officer’s knowingly withholding material information (in his area of responsibility) from our board of directors.

In each of the employment agreements with our named executive officers, “good reason” means the occurrence, without the named executive officer’s written consent, of any of the following:

•

the assignment to the named executive officer of duties inconsistent in any material respect with the named executive officer’s position (including status, offices, titles and reporting requirements), authority or responsibilities;

•	a reduction in the named executive officer’s annual base salary;

•

our failure to (i) continue in effect any material compensation or benefit plan or program in which the named executive officer participates or which is applicable to the named executive officer, unless an equitable arrangement has been made with respect to such plan or program, (ii) continue the named executive officer’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable than the basis existing immediately prior to the effective date of the employment agreement, or (iii) award cash bonuses to the named executive officer in amounts and in a manner substantially consistent with past practice in light of our financial performance;

•

a significant change by us in the location at which the named executive officer performs his principal duties for us, or a requirement by us that the named executive officer travel on company business to a substantially greater extent than required immediately prior to the effective date of the employment agreement;

•	our failure to obtain the agreement from any successor to us to assume and agree to perform under the employment agreement;

•

our failure to pay or provide to the named executive officer any portion of his compensation or benefits due under any benefit plan within seven days of the date such compensation or benefits are due; or

•	any material breach by us of the employment agreement with the named executive officer.

In each of the employment agreements with our named executive officers, “change in control” means the occurrence of any of the following:

•

the acquisition by an individual, entity or group other than El.En. of beneficial ownership of any of our capital stock if, after such acquisition, the acquiring entity beneficially owns more than 50% of the then-outstanding shares of our common stock; provided, however, that for purposes of this provision, the following acquisitions shall not constitute a change in control: (i) any acquisition directly from Cynosure (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of Cynosure), (ii) any acquisition by Cynosure, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or any corporation controlled by us;

•

at such time that the members of the board of directors (i) who were members of the board of directors on the date of the execution of the executive’s agreement or (ii) who were nominated or elected subsequent to such date by at least a majority of the directors who were members of the board of directors on the date of the execution of the executive’s agreement do not constitute a majority of the board; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the board of directors;

•

the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Cynosure or a sale or other disposition of all or substantially all of the assets of Cynosure, each of which we refer to as a business combination, following which the beneficial owners of outstanding shares of our common stock prior to such business combination own less than 50% of the then outstanding shares of our common stock immediately following such business combination; or

•	approval by our stockholders of a complete liquidation or dissolution of Cynosure.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with our management. Based on this review and discussion with management, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2014.

By the Compensation Committee of the Board of Directors of Cynosure, Inc.

Thomas H. Robinson, Chairman
Brian M. Barefoot
William O. Flannery

Compensation Committee Interlocks and Insider Participation

During 2014, the compensation committee consisted of Messrs. Robinson (Chairman), Barefoot and Flannery. Neither of Messrs. Robinson or Barefoot has ever been an officer or employee of Cynosure. From 2004 until 2013, Mr. Flannery served as corporate secretary of the company but did not exercise any power or authority as an officer. Mr. Flannery resigned as corporate secretary upon his election as a class II director at the 2014 annual meeting of stockholders. No member of the compensation committee had any relationship with us during 2014 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance under our Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2014. Our 2005 Stock Incentive Plan was adopted by our board of directors on August 8, 2005 and approved by our stockholders on December 8, 2005. Our 2005 Stock Incentive Plan was amended and restated in 2013 to, among other things, increase the number of shares reserved under the 2005 Stock Incentive Plan by 6,000,000 shares. We will grant no further awards under our 1992 Stock Option Plan or our 2004 Stock Option Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column(a))(c)(1)
Equity compensation plans approved by security holders(2)	2,543,871	$22.29	1,417,338
Equity compensation plans not approved by security holders	—	$—	—

Total	2,543,871	$22.29	1,417,338

(1)	In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2014, all of the shares available for grant under the Amended and Restated 2005 Stock Incentive Plan may instead be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards.
(2)	Consists stock options and other equity rights, such as RSUs, issuable under our 1992 Stock Option Plan, our 2004 Stock Option Plan and our Amended and Restated 2005 Stock Incentive Plan.

RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a related person transaction, the related person must report the proposed related person transaction to our chief financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the board’s audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

Since January 1, 2014, we have engaged in the following related person transactions:

Arrangements with El.En.

Distribution Relationship. Since 2002, we have distributed products that are developed and manufactured by El.En., which owned more than 5% of our outstanding class A common stock at the beginning of 2014 but as of March 21, 2014 ceased to own more than 5% of our outstanding class A common stock. The following table sets forth our payments and indebtedness to El.En. pursuant to these distribution arrangements during the 2014 fiscal year:

	Payments to El.En. During Period	Trade Payables at Period End
Fiscal year ended December 31, 2014	$6,258,468	$2,550,006

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of the executive officers named in the Summary Compensation Table under “Executive Compensation” above, who we refer to as our “named executive officers,” as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal is commonly referred to as “say-on-pay.” Our board has adopted a policy of providing annual stockholder advisory votes on executive compensation.

Our stockholders did not approve our executive compensation program at our 2014 annual meeting of stockholders. In response, we reached out to our largest stockholders, including 27 institutional investors representing approximately 70% of our outstanding shares as of September 30, 2014, to gain a better understanding of our stockholders’ views. As a part of this effort, our compensation and nominating and corporate governance committee chairpersons, along with our general counsel, spoke with nine of our largest institutional investors, representing approximately 30% of our outstanding shares.

Additionally, our compensation and nominating and corporate governance chairpersons with our general counsel spoke with representatives from ISS to discuss our corporate governance and executive compensation practices and philosophies and our stockholder outreach program. ISS was also given the opportunity to ask questions and offer its viewpoint on our corporate governance and executive compensation practices.

We found these discussions extremely informative and valuable, and we are very appreciative of the time that our investors and ISS took to speak with us.

Following these discussions, and based upon a thorough review of our corporate governance and executive compensation practices, we have adopted changes to help address stockholder concerns and more closely align our corporate governance and executive compensation practices with best practices. The principal changes to our corporate governance and executive compensation practices that we have adopted since our 2014 annual meeting of stockholders are discussed on page 24 and summarized below:

•	We elected Mr. Flannery as our lead director;

•	We implemented an executive compensation clawback policy;

•	We prohibited future excise tax “gross-up” arrangements;

•	We renewed our focus on stockholder outreach;

•	We enhanced our prohibition on our directors and employees hedging and pledging in our shares; and

•	We have begun to design a performance-based equity compensation program and are evaluating its implementation for 2016.

In addition to the changes summarized above, we are maintaining our existing executive compensation practices that represent strong corporate governance, including the following:

•	We have a compensation committee composed solely of independent directors;

•	We do not provide extensive perquisites to our executives;

•	We do not provide guaranteed base salary increases for executive officers;

•	We have an equity award grant date and pricing practice;

•	We do not change performance targets mid-year, even in challenging years;

•	We do not provide pension, retirement or death benefits for executives;

•	We have prohibited stock option exchanges and repricings without stockholder approval; and

•	We hold an annual stockholder advisory vote on executive compensation.

Our board continues to explore ways in which our corporate governance and executive compensation practices can be improved, and we look forward to continued engagement with our stockholders on these matters.

We believe that the changes summarized above, together with our existing corporate governance and executive compensation practices, have addressed the concerns of many of our stockholders and have resulted in a compensation program deserving of stockholder support. Accordingly, we are asking for stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement, including the disclosures under “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

Our executive compensation programs are designed to attract, motivate, and retain high quality executives, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our short and long-term financial and strategic goals and for driving corporate financial performance and stability.

The “Compensation Discussion and Analysis” section of this proxy statement, beginning on page 22, and the “Executive Compensation” section of this proxy statement, beginning on page 35, describe in detail our executive compensation programs and the decisions made by the compensation committee with respect to 2014.

Our board of directors is asking stockholders to approve an advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by us or the board of directors (or any committee thereof), create or imply any change to the fiduciary duties of the company or the board of directors (or any committee thereof), or create or imply any additional fiduciary duties for the company or the board of directors (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Our board of directors recommends that stockholders vote to approve the compensation of our named executive officers by voting “FOR” Proposal 2.

PROPOSAL 3—RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015. Although stockholder approval of the audit committee’s selection of Ernst & Young is not required by law, we believe that it is important to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our audit committee will reconsider the selection. We expect that a representative of Ernst & Young LLP, which served as our independent registered public accounting firm for the year ended December 31, 2014, will be present at the Annual Meeting to respond to appropriate questions and make a statement if he or she wishes.

Our board of directors recommends a vote “FOR” the ratification of the selection of our independent registered public accounting firm.

Ernst & Young LLP billed to us a total of $1,536,346 for professional services rendered for the year ended December 31, 2014 and $1,974,199 for professional services rendered for the year ended December 31, 2013. The following table provides information about these fees.

Fee Category	Fiscal 2014	Fiscal 2013
Audit Fees	$1,102,851	$1,047,761
Audit-Related Fees	$98,000	$599,443
Tax Fees	$333,500	$325,000
All Other Fees	$1,995	$1,995

Total Fees	$1,536,346	$1,974,199

Audit Fees. Audit fees consisted of fees for the audit of our annual financial statements, including the integrated audit of internal control over financial reporting, the review of the interim financial statements, the review of financial information included in our filings with the SEC and other professional services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Audit-related fees consisted of fees for assurance and related services including due diligence in connection with mergers and acquisitions, accounting consultations, audits in connection with mergers and acquisitions and the review of our financial statements which are not reported under “Audit Fees.”

Tax Fees. Tax fees consisted of fees for tax advice and tax compliance. Tax advice services relate to tax-related fees in connection with mergers and acquisitions. Tax compliance services relate to the preparation of original and amended tax returns, claims for refunds and tax payment-planning services.

All Other Fees. Other fees for 2014 and 2013 consisted of fees for using the online accounting research tools of Ernst & Young LLP.

The audit committee of our board of directors believes that the non-audit services described above did not compromise Ernst & Young LLP’s independence. The audit committee’s charter, which you can find in the “Corporate Governance” section of the “Investors” page of our website, www.cynosure.com, requires that all proposals to engage Ernst & Young LLP for services, and all proposed fees for these services, be submitted to the audit committee for approval before Ernst & Young LLP may provide the services. None of the above fees were approved using the “de minimis exception” under SEC rules.

Pre-Approval of Audit and Non-Audit Services

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Our audit committee has also delegated to its chairman the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the chairman of our audit committee pursuant to this delegated authority is reported to our audit committee at its next regularly scheduled meeting.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Stockholder Proposals Included in Proxy Statement

To be considered for inclusion in the proxy statement relating to the 2016 annual meeting of stockholders, stockholder proposals must be received at our principal executive offices no later than December 5, 2015, which is no less than 120 calendar days before the date our proxy statement was released to stockholders in connection with the prior year’s annual meeting of stockholders. If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s annual meeting on May 14, 2015, then the deadline is a reasonable time before we begin to print and mail proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

We must receive other proposals of stockholders (including director nominations) intended to be presented at the 2016 annual meeting of stockholders but not included in the proxy statement by February 14, 2016, but not before January 15, 2016, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, in the event the 2016 annual meeting of stockholders is scheduled to be held on a date before April 24, 2016 or after July 13, 2016, which are dates 20 days before or 60 days after the anniversary date of the immediately preceding annual meeting, then your notice may be received by us at our principal executive office not later than the close of business on the later of (1) the 90th day before the scheduled date of such annual meeting or (2) the 10th day after the day on which we first make a public announcement of the date of such annual meeting. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2016 annual meeting of stockholders. In certain cases, notice may be delivered later if the number of directors to be elected to the board of directors is increased.

Each stockholder’s notice for a proposal must be timely given to our corporate secretary at the address of our principal executive offices. Each notice generally is required to set forth as to each matter proposed to be brought before an annual meeting certain information and must meet other requirements specified in our bylaws, as determined by us, including (1) a brief description of the business the stockholder desires to bring before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on our stock transfer books, of the stockholder proposing such business, (3) the class and number of shares beneficially owned by the stockholder making the proposal, (4) a description of all arrangements or understandings between such stockholder and any other persons in connection with the proposal and any material interest of the stockholder in such business, (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (6) a representation whether the stockholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or otherwise to solicit proxies from stockholders in support of such proposal.

For nominations, a stockholder’s notice to our corporate secretary generally must set forth information specified in our bylaws, as determined by us, as to each person proposed to be nominated, including (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of our shares which are beneficially owned by such person on the date of such stockholder notice, (4) the consent of each nominee to serve as a director if elected and (5) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to the rules of the SEC. The notice must also set forth as to the stockholder giving the notice (1) the name and address, as they appear on our transfer books, of such stockholder and of any beneficial owners of our capital stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s), (2) the class and number of our shares held of record, beneficially owned or represented by proxy by such stockholder, (3) a description of all arrangements or understandings between such stockholder and any other persons in connection with the nomination, (4) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) named it its notice and (5) a representation whether the stockholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee or otherwise to solicit proxies from stockholders in support of such nomination.

The foregoing time limits also apply to determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. These rules are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement. In addition, stockholders are required to comply with any applicable requirements of the Exchange Act and the rules and regulations thereunder.

HOUSEHOLDING OF PROXIES

The SEC has adopted rules that permit companies and intermediaries such as banks, brokers and other nominees to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some banks, brokers and other nominees household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your bank, broker or other nominee or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time, and we will promptly deliver, a separate copy of our annual report or proxy statement by sending a written request to Cynosure, Inc., 5 Carlisle Road, Westford, Massachusetts 01886, Attention: Investor Relations or by contacting us at (978) 256-4200.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your bank, broker or other nominee if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Cynosure, Inc., 5 Carlisle Road, Westford, Massachusetts 01886, Attention: Investor Relations or by contacting us at (978) 256-4200. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your bank, broker or other nominee if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Cynosure, Inc., 5 Carlisle Road, Westford, Massachusetts 01886, Attention: Investor Relations or by contacting us at (978) 256-4200.

OTHER MATTERS

The board of directors knows of no other matters to be brought before the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournment of the Annual Meeting, the persons named in the proxies will vote upon such matters in accordance with their best judgment.

ANNUAL MEETING OF STOCKHOLDERS OF

CYNOSURE, INC.

May 14, 2015

CLASS A COMMON STOCK

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.astproxyportal.com/ast/14460/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

¢ 20233000000000001000 6	051415

CYNOSURE’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TWO DIRECTOR NOMINEES,

AND A VOTE “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. To elect the following nominees for class I classified director to serve for the next three years:
		NOMINEES:			FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	O Thomas H. Robinson O Brian M. Barefoot	2.	To approve, on an advisory basis, the compensation of the named executive officers.	☐	☐	☐
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)		3.	To ratify the selection of Ernst & Young LLP as Cynosure’s independent registered public accounting firm for the year ending December 31, 2015.	☐	☐	☐

	INSTRUCTIONS:	To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and fill in the circle next to the nominee you wish to withhold, as shown here: —

In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the Annual Meeting or any adjournment of the meeting. If this proxy is properly executed, the proxy holders will vote your shares as you direct above. Your attendance at the Annual Meeting or at any adjournment of the meeting will not, by itself, revoke this proxy unless you revoke the proxy in writing.

IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS ABOVE. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” THE TWO DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Mark box at right if you plan to attend the Annual Meeting   ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
¢			¢

1 ¢

CYNOSURE, INC.

CLASS A COMMON STOCK PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 14, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing on the reverse side, you acknowledge that you have received notice of the Annual Meeting of Stockholders and the board of directors’ proxy statement for the Annual Meeting, you revoke all prior proxies, and you appoint Michael R. Davin, Timothy W. Baker and Peter C. Anastos, and each of them, your attorneys (also known as “proxy holders”), with full power of substitution, to (1) attend on your behalf the Annual Meeting of Stockholders of CYNOSURE, INC. to be held on Thursday, May 14, 2015 at 11:00 a.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and any adjournment of the meeting, and (2) vote all shares of Cynosure stock that you are entitled to vote and otherwise act on your behalf upon the following matters proposed by Cynosure, with all the powers you would possess if you were personally present. None of the following proposals is conditioned upon the approval of any other proposal.

(Continued and to be signed on the reverse side.)

COMMENTS:

¢ 1.1	14475 ¢

ANNUAL MEETING OF STOCKHOLDERS OF

CYNOSURE, INC.

May 14, 2015

CLASS A COMMON STOCK

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the Annual Meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/14460/

ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ê

¢ 20233000000000001000 6	051415

CYNOSURE’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TWO DIRECTOR NOMINEES,

AND A VOTE “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. To elect the following nominees for class I classified director to serve for the next three years:
		NOMINEES:			FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	O Thomas H. Robinson O Brian M. Barefoot	2.	To approve, on an advisory basis, the compensation of the named executive officers.	☐	☐	☐
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)		3.	To ratify the selection of Ernst & Young LLP as Cynosure’s independent registered public accounting firm for the year ending December 31, 2015.	☐	☐	☐

	INSTRUCTIONS:	To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and fill in the circle next to the nominee you wish to withhold, as shown here: —

In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the Annual Meeting or any adjournment of the meeting. If this proxy is properly executed, the proxy holders will vote your shares as you direct above. Your attendance at the Annual Meeting or at any adjournment of the meeting will not, by itself, revoke this proxy unless you revoke the proxy in writing.

IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS ABOVE. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” THE TWO DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Mark box at right if you plan to attend the Annual Meeting  ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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